Filed pursuant to Rule 424(b)(5)
Registration No. 333-277082

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated May 20, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(to the Prospectus dated February 15, 2024)

Garrett Motion Inc.

17,000,000 Shares of Common Stock

This prospectus supplement and the accompanying prospectus relates to the offer and sale by the selling stockholders identified in this prospectus supplement (collectively, the “selling stockholders”) of 17,000,000 shares of our common stock, par value $0.001 per share (the “Common Stock”) of Garrett Motion Inc. (the “Company”, “we” or “us”). We are not selling any shares of Common Stock in this offering. The selling stockholders will receive all net proceeds from this offering, and we will not receive any proceeds from the sale of the shares of Common Stock by any selling stockholder. We have agreed to pay all expenses relating to registering the shares of Common Stock. One-half of the underwriting discounts and commissions applicable to the sale of the Common Stock in this offering will be paid by us, and one-half will be paid by the selling stockholders. Additionally, we have agreed to pay certain expenses relating to the offering of the shares of Common Stock in this offering. Subject to the completion of this offering, we intend to concurrently purchase from the underwriters approximately 2 million of shares of our Common Stock that are the subject of this offering, subject to a maximum aggregate repurchase price of $25 million, at a price per share equal to the price at which the underwriters will purchase the shares from the selling stockholders in this offering (the “Repurchase”). The underwriters will not receive any compensation for the shares of Common Stock being purchased by us. The offering is not conditioned upon the completion of the Repurchase, but the Repurchase is conditioned on the completion of this offering. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of our Common Stock subject to the Repurchase. See “Recent Developments—Concurrent Stock Repurchase” and “The Repurchase.”

Our Common Stock is quoted on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “GTX”. The last reported sale price of our Common Stock on May 19, 2025 was $11.95 per share.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds to selling stockholders(1)	$	$

(1)

We refer you to the section “Underwriting” of this prospectus supplement for additional information regarding underwriting compensation. No discounts or commissions are payable to the underwriters in connection with the approximately 2 million of shares of Common Stock to be repurchased by us pursuant to the Repurchase. One-half of the underwriting discounts and commissions applicable to the sale of the Common Stock in this offering will be paid by us, and one-half will be paid by the selling stockholders. Additionally, we have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, any other risk factors included in the accompanying prospectus, and under similar headings in other documents that are incorporated by reference in this prospectus supplement or the accompanying prospectus to read about factors you should consider before buying our Common Stock.

The selling stockholders have granted the underwriters an option to purchase up to an additional 2,550,000 shares from the selling stockholders at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about    , 2025.

(*in alphabetical order)

Goldman Sachs & Co. LLC*		J.P. Morgan*

Deutsche Bank Securities		Wells Fargo Securities

BNP PARIBAS	BofA Securities	RBC Capital Markets

Stifel

The date of this prospectus supplement is    , 2025.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated February 15, 2024. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing the SEC’s “shelf ” registration process. The prospectus supplement, which describes certain matters relating to us, the selling stockholders and the specific terms of this offering by the selling stockholders of shares of our Common Stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The accompanying prospectus gives more general information about us and the shares of Common Stock that may be offered from time to time under our shelf registration statement by certain of our selling stockholders. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our Common Stock and other information you should know before investing in our Common Stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

To understand the terms of the shares of our Common Stock offered by this prospectus supplement, you should carefully read this prospectus supplement and the accompanying prospectus. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE OR ANY NON-U.S. SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Neither we, the selling stockholders, nor any of the underwriters have authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. You must not rely on any unauthorized information or representations. The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the Common Stock in certain jurisdictions may be restricted by law. We are not making an offer of the Common Stock in any jurisdiction where the offer is not permitted. We require persons into whose possession this prospectus supplement and the accompanying prospectus comes to inform themselves about and to observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any of the Common Stock in any jurisdiction in which such offer or invitation would be unlawful. You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related

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advice regarding the purchase of the Common Stock. Neither we nor the underwriters (or any of our or their respective affiliates) are not making any representation to you regarding the legality of an investment in the Common Stock by you under applicable investment or similar laws.

In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to Garrett,” the “Company,” “we,” “us,” and “our,” refer to Garrett Motion Inc., a Delaware corporation. References to the “selling stockholders” refer to the selling stockholders listed in the table under the caption “Selling Stockholders” in this prospectus supplement.

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USE OF NON-GAAP FINANCIAL INFORMATION

This prospectus supplement and the accompanying prospectus contain additional information in connection with our results as determined by generally accepted accounting principles in the United States of America (“GAAP”). We disclose EBITDA, EBIT, Adjusted EBITDA and Adjusted EBIT as non-GAAP measures to supplement the understanding of our business operations and performance, and they should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the most directly comparable GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to other similarly titled measures used by other companies. Additionally, the non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s operating results as reported under GAAP. We believe that EBITDA, EBIT, Adjusted EBITDA and Adjusted EBIT are important indicators of operating performance and provide useful information for investors.

We believe EBITDA, EBIT, Adjusted EBITDA and Adjusted EBIT are useful to investors to measure the operational strength and performance of our business. We believe the presentation of EBITDA, EBIT, Adjusted EBITDA and Adjusted EBIT are useful as they provide investors additional information about our operating profitability and our operating profitability adjusted for certain non-cash items, non-routine items we do not expect to continue at the same level in the future, as well as other items not core to our operations. Further, we believe EBITDA, EBIT, Adjusted EBITDA and Adjusted EBIT provide a meaningful measure of operating profitability because we use them for evaluating our business performance, making budgeting decisions, and comparing our performance against other peer companies using similar measures.

EBITDA and Adjusted EBITDA

We define EBITDA as our net income calculated in accordance with U.S. GAAP, plus the sum of interest expense net of interest income, tax expense, depreciation and amortization. We define “Adjusted EBITDA” as EBITDA, plus the sum of stock compensation expense, repositioning costs, foreign exchange (gain) loss on debt net of related hedging (gain) loss, discounting costs on factoring, gain on sale of equity investment, acquisition and divestiture expenses, other non-operating income, capital structure transformation expenses, debt refinancing and redemption costs, net reorganization items and loss on extinguishment of debt (if any) and certain adjustment items, while periodically affecting our results, may vary significantly from period to period and have disproportionate effect in a given period, which affects the comparability of our results.

EBIT and Adjusted EBIT

In 2025, we revised our non-GAAP reporting metrics, transitioning from Adjusted EBITDA to Adjusted EBIT. This change is intended to better reflect our core operating performance and to provide investors with a clearer understanding of our ongoing operational performance.

We define EBIT as our net income calculated in accordance with U.S. GAAP, plus the sum of (i) interest expense net of interest income and (ii) tax expense. We define Adjusted EBIT as EBIT, plus the sum of (i) repositioning costs, (ii) foreign exchange (gain) loss on debt net of related hedging (gains) losses, (iii) discounting costs on factoring, (iv) gain on sale of equity investment, (v) acquisition and divestiture expenses, (vi) other non-operating income, (vii) capital structure transformation expenses, (viii) debt refinancing and redemption costs, and (ix) loss on extinguishment of debt, if any.

There are material limitations to using EBITDA, EBIT, Adjusted EBITDA and Adjusted EBIT. EBITDA, EBIT, Adjusted EBITDA and Adjusted EBIT do not take into account certain significant items, including depreciation and amortization, income taxes and other adjustments which directly affect our income (loss) from

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continuing operations. These limitations are best addressed by considering the economic effects of the excluded items independently and by considering EBITDA, EBIT, Adjusted EBITDA and Adjusted EBIT in conjunction with income (loss) from continuing operations as calculated in accordance with GAAP. The definitions of EBITDA, EBIT, Adjusted EBITDA and Adjusted EBIT may not be the same as the definitions used in any of the debt agreements of the Company or any of its subsidiaries.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

In this prospectus supplement, we “incorporate by reference” certain information we have filed with the SEC. This means we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to that information. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information.

If information in incorporated documents conflicts with information in this prospectus supplement or the accompanying prospectus, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025 (the “2024 Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 1, 2025 (the “Q1 2025 Quarterly Report);

•	our Current Reports on Form 8-K filed on January 31, 2025 (with respect to each of the foregoing, excluding any information furnished pursuant to Item 2.02 or Item 7.01);

•	the portions of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 9, 2025 that are responsive to the information required by Part III on Form 10-K; and

•

the description of our Common Stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act on May 3, 2021, and all amendments or reports subsequently filed for the purpose of updating that description, including our Current Reports on Form 8-K filed on April  14, 2023 and December 7, 2023, and our Definitive Information Statement on Schedule 14C filed on May 15, 2023.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) from the date of this prospectus supplement until the completion of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC.

The information contained on or that can be accessed through our website (http://www.garrettmotion.com) is not incorporated into this prospectus supplement or the accompanying prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning us at the following address:

Garrett Motion Inc.

Attention: Corporate Secretary

47548 Halyard Drive, Plymouth, MI 48140

Phone: +1 734 392 5500

and

La Pièce 16, Rolle, Switzerland 1180

Phone: +41 21 695 30 00

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You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we authorize. Neither we, the selling stockholders nor any of the underwriters have authorized any person, including any salesperson or broker, to provide information other than that provided in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we authorize. Neither we, the selling stockholders nor any of the underwriters have authorized anyone to provide you with different information. Neither we, the selling stockholders nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We, the selling stockholders and the underwriters are not making an offer of the Common Stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we authorize or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Any statement contained in a document incorporated by reference (including documents deemed to be incorporated by reference) into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act of 1933 (as amended, the “Securities Act”), with respect to our Common Stock offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the Common Stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of such contract, agreement or other document and are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC (File No. 001-38636) pursuant to the Exchange Act. The SEC also maintains a website that contains these and other reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. Our filings are also available to the public on our website at www.garrettmotion.com, free of charge, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website does not constitute part of this prospectus supplement or the accompanying prospectus (except, in each case, for the Exchange Act filings expressly incorporated by reference herein as described under “Incorporation of Certain Information by Reference”). You may inspect a copy of the registration statement through the SEC’s website, as provided herein. We encourage investors and other interested parties to review the information we may publish through our investor relations website, in addition to our SEC filings, press releases, conference calls and webcasts.

The registration statement containing this prospectus supplement, including exhibits to the registration statement, provides additional information about us and the Common Stock offered under this prospectus supplement. The registration statement can be read at the SEC website.

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MARKET AND INDUSTRY DATA

We include or incorporate by reference in this prospectus supplement and the accompanying prospectus statements regarding market share and ranking and factors that have impacted our industry. Such statements are statements of belief and are based on industry data and forecasts that we have obtained from industry publications and surveys, as well as from internal company sources and our management’s knowledge and experience in the markets in which we operate. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of such information. Neither we nor the underwriters have independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we believe that the industry information included herein is generally reliable as of the dates thereof, such information is inherently imprecise. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors described in this prospectus supplement and the accompanying prospectus under the heading “Risk Factors” and as disclosed in Part I, Item 1A of the 2024 Annual Report and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. These factors could cause results to differ materially from those expressed in these publications. Accordingly, investors should not place undue weight on the industry, ranking and market data presented in this prospectus supplement and the accompanying prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. All statements other than statements of historical fact contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including without limitation statements regarding our future results of operations and financial position, expectations regarding the growth of the turbocharger and electric vehicle markets and other industry trends, the sufficiency of our cash and cash equivalents, anticipated sources and uses of cash, anticipated investments in our business, our business strategy, pending litigation, anticipated interest expense, repurchases of shares of the Company’s Common Stock under an authorized share repurchase program and the plans and objectives of management for future operations and capital expenditures are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the dates of such statements and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described in the section titled “Risk Factors” herein and in our other filings with the SEC.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements and by the cautionary statements appearing in the documents incorporated by reference herein. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

For Garrett, particular uncertainties that could cause out actual results to be materially different than those expressed in our forward-looking statements include, without limitation:

•	the ongoing evolution of the automotive industry;

•	the highly competitive markets in which we operate;

•	our reliance on sales to major customers;

•	changing industry and economic conditions;

•	the unique aspects of our aftermarket business;

•	pricing pressures from our original equipment manufacturer customers;

•	the foreign markets in which we operate;

•	climate change and increased scrutiny from customers, investors, regulators and other stakeholders;

•	recruitment, development, and retention of qualified personnel;

•	program launch difficulties;

•	volatility in the cost of raw materials, components, energy, transportation, and other inputs;

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•	supply shortages or supplier distress leading to a disruption of our operations;

•	realization of sales from awarded business;

•	economic, political, regulatory, foreign exchange and other risks of our international operations;

•	geopolitical conditions, including tariffs, counter-tariffs and other trade barriers, catastrophic events and pandemics;

•	joint venture partnerships, joint development projects and other strategic opportunities;

•	intellectual property rights;

•	work stoppages or other disruptions at our facilities;

•	realization of productivity and efficiency improvements and repositioning projects;

•	warranty claims, product recalls, field actions or product liability actions;

•	litigation, government proceedings and other contingencies and uncertainties;

•	environmental matters and liabilities;

•	third-party licensing arrangements;

•	information technology and data privacy considerations, including cybersecurity and other security concerns;

•	our substantial indebtedness and restrictive covenants related to such indebtedness;

•	tax considerations;

•	our ability to raise capital;

•	our pension funding obligations;

•	concentration of ownership of our equity securities; or

•	payment of dividends and share repurchases.

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PROSPECTUS SUMMARY

The following summary contains selected information about us and about this offering. It does not contain all of the information that is important to you and your investment decision. Before you make an investment decision, you should review this prospectus supplement and the accompanying prospectus in its entirety, including matters set forth under “Risk Factors” and the more detailed information and financial statements included or incorporated by reference herein, including our consolidated financial statements and the related notes thereto included in the 2024 Annual Report. Some of the statements in the following summary constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

COMPANY OVERVIEW

Garrett is a cutting-edge technology leader delivering differentiated solutions for emission reduction and energy efficiency. We design, manufacture and sell highly engineered turbocharging, air and fluid compression, and high-speed electric motor technologies for original equipment manufacturers (“OEMs”) and distributors within the mobility and industrial space.

We have significant expertise in delivering products at scale for internal combustion engines using gasoline, diesel, natural gas and hydrogen, as well as for zero-emission technologies using hydrogen fuel cell systems, both for mobility and industrial use. As our customers continue to progress on electrification, we are applying our technological pillars to develop highly engineered E-Powertrain and E-Cooling compressor products to support their ambition. These products are key enablers for fuel economy, energy efficiency, thermal management, and compliance with emissions standards and overall greenhouse gas and other emission-reduction targets.

Our growth strategy in zero-emission technologies is to focus on solving OEMs’ pain points with existing technologies and bring differentiated technologies for traction (E-Powertrain) and thermal management (E-Cooling compressor), leveraging a unique set of technology pillars that are hard to replicate by competitors, such as high-speed motors and power electronics, controls software, oil-less bearings and system integration. These technology pillars have been developed by Garrett over the past decade and require significant and sustained research and development investments, and have resulted in the successful launch of E-Boosting and fuel cell compressor applications. They bring unique features to our offerings in terms of energy efficiency, lower weight and packaging requirements that are highly valued by our customers.

CORPORATE INFORMATION

Garrett Motion Inc. is a public company incorporated in Delaware. Our shares of Common Stock trade on Nasdaq under the ticker symbol “GTX”. Our principal executive offices are located at 47548 Halyard Drive, Plymouth, MI 48140 and La Pièce 16, Rolle, Switzerland 1180, and our telephone number is +1 734 392 5500 and +41 21 695 30 00. Our website address is www.garrettmotion.com. Our website, or any other website, and the information contained on, or that can be accessed through, our website, or any other website, will not be deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement, the accompanying prospectus or the registration statement of which each forms a part (except, in each case, for the Exchange Act filings expressly incorporated by reference herein as described under “Incorporation of Certain Information by Reference”). You should not rely on our website or any such information in making your decision whether to purchase shares of our Common Stock.

RECENT DEVELOPMENTS

Concurrent Stock Repurchase

Subject to the completion of this offering, we intend to concurrently purchase from the underwriters approximately 2 million of shares of our Common Stock that are the subject of this offering, subject to a maximum aggregate repurchase price of $25 million, at a price per share equal to the price at which the underwriters will purchase the shares from the selling stockholders in this offering.

The Repurchase will be made under our share repurchase program (the “Share Repurchase Program”), which was approved by our board of directors on December 4, 2024. Pursuant to the Share Repurchase Program, the Company is authorized to repurchase, from time to time during the fiscal year ended December 31, 2025, up to a maximum amount of $250 million of shares of Common Stock, approximately $207 million of which remains available as of the date of this prospectus supplement (before giving effect to the Repurchase).

The Repurchase was reviewed and approved by the audit committee of our board of directors and by our board of directors on May 18, 2025 and, once consummated, will reduce the remaining amount available for purchase under the Share Repurchase Program to approximately $182 million. Following the closing of the Repurchase, we intend to hold the shares we purchase from the underwriters in treasury, and those shares of Common Stock will be considered issued but not outstanding. We currently intend to use cash on hand to fund the Repurchase.

The underwriters will not receive any compensation for the shares of Common Stock being purchased by us. See “Underwriting.”

The offering is not conditioned upon the completion of the Repurchase. However, the completion of the Repurchase is conditioned upon the closing of this offering, and therefore the Repurchase will not be consummated unless and until the closing of this offering occurs.

This description and the other information in this prospectus supplement regarding the Repurchase and the Share Repurchase Program are included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement or the accompanying prospectus should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of the Common Stock subject to the Repurchase. See “The Repurchase.”

SELLING STOCKHOLDERS

This prospectus supplement and the accompanying prospectus relate to the resale of 17,000,000 shares of our Common Stock by the selling stockholders (or 19,550,000 shares if the underwriters exercise in full their option to purchase additional shares as described below). The shares to be sold by the selling stockholders in this offering represent approximately 8.4% of our outstanding shares of Common Stock (or approximately 9.7% of our outstanding shares of Common Stock if the underwriters exercise in full their option to purchase additional shares as described below), in each case without giving effect to the Repurchase. After this offering, the selling stockholders will still beneficially own shares of Common Stock and may sell additional shares of Common Stock in the future. See “Selling Stockholders.”

THE OFFERING

Shares of Common Stock offered by the selling stockholders in this offering, including pursuant to the Repurchase	17,000,000 shares (or 19,550,000 shares if the underwriters exercise in full their option to purchase additional shares as described below).

Option to purchase additional shares of Common Stock	The selling stockholders have granted the underwriters an option to purchase up to 2,550,000 additional shares. The underwriters may exercise this option at any time within 30 days from the date of this prospectus supplement. See “Underwriting.”

Common Stock to be outstanding upon completion of this offering and the Repurchase	Approximately 200,484,956 shares of Common Stock.

Selling stockholders	See “Selling Stockholders” for further discussion.

Repurchase	Subject to the completion of this offering, we intend to concurrently purchase from the underwriters approximately 2 million of shares of our Common Stock that are the subject of this offering, subject to a maximum aggregate repurchase price of $25 million, at a price per share equal to the price at which the underwriters will purchase the shares from the selling stockholders in this offering (the “Repurchase”).

The Repurchase will be made under the Share Repurchase Program. The Repurchase was reviewed and approved by the audit committee of our board of directors and by our board of directors on May 18, 2025 and, once consummated, will reduce the remaining amount available for purchase under the Share Repurchase Program to approximately $182 million. Following the closing of the Repurchase, we intend to hold the shares we purchase from the underwriters in treasury, and those shares of Common Stock will be considered issued but not outstanding.

The offering is not conditioned upon the completion of the Repurchase, but the Repurchase is conditioned on the completion of this offering. See “Recent Developments—Concurrent Stock Repurchase” and “The Repurchase.”

Use of Proceeds	All of the shares of Common Stock being offered hereby are being sold by the selling stockholders identified in this prospectus supplement. We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders in this offering pursuant to this prospectus supplement, including any sales by the selling stockholders pursuant to an exercise by the underwriters of their option to purchase additional shares. See “Use of Proceeds.”

One-half of the underwriting discounts and commissions applicable to the sale of the Common Stock in this offering will be paid by us, and one-half will be paid by the selling stockholders. Additionally, we have agreed to pay certain expenses relating to the offering of the shares of Common Stock in this offering See “Underwriting.”

Listing	Our Common Stock is listed on Nasdaq under the symbol “GTX”.

Risk Factors	You should read the section titled “Risk Factors” beginning on page S-5 of, and the other information included in, this prospectus supplement and the accompanying prospectus, as well as the other risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of some of the risks and uncertainties you should carefully consider before deciding to invest in our Common Stock.

The number of shares of our Common Stock outstanding after the completion of this offering and the Repurchase disclosed above is based on 200,484,956 shares of our Common Stock and (i) reflects the completion of the Repurchase and the transfer of the shares of Common Stock that we purchase from the underwriters in the Repurchase into treasury (which shares will be considered issued but not outstanding), and (ii) does not reflect 26,418,844 shares of Common Stock underlying outstanding equity awards under the Garrett Motion Inc. 2021 Long-Term Incentive Plan.

RISK FACTORS

An investment in the Common Stock or any securities involves a high degree of risk. You should carefully consider each of the risk factors set forth in our 2024 Annual Report, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our Common Stock could decline materially and you could lose all or part of your investment.

We are subject to certain risks and uncertainties due to the nature of the business activities we conduct. The risks discussed below, any of which could materially and adversely affect our business, financial condition, cash flows, and results of operations, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations.

Risks Related to this Offering

Our stock price may fluctuate significantly.

The market price of our Common Stock could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Common Stock, you could lose a substantial part or all of your investment in our Common Stock. Among others, the following factors could affect our stock price:

•	our business performance and prospects, including the success of our strategic relationships with key commercial vehicle original equipment manufacturers (OEMs);

•	quarterly variations in the rate of growth (if any) of our financial or operational indicators, such as earnings per share, net income, revenues, EBIT and Adjusted EBIT;

•	the public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by our competitors;

•	speculation in the press or investment community;

•

sales of our Common Stock, or the perception that such sales may occur, by us or by our stockholders, including the selling stockholders (which may continue to sell shares in registered offerings pursuant to demand registration requests);

•	quarterly variations in the rates of growth of our operating and financial indicators, such as net income (loss) per share, net income (loss) and total revenue;

•	changes in accounting principles, policies, guidance, interpretations, or standards;

•	additions or departures of key management personnel;

•	actions by our stockholders;

•	announcements related to litigation;

•	general economic and market conditions;

•	the rapid spread of a viral or bacterial infection, disease or similar public health threat and its effects;

•	domestic and international economic, legal and regulatory factors unrelated to our performance;

•	material weakness in our internal control over financial reporting;

•	any failure to achieve near or long term goals we have publicly disclosed for our operating and financial performance; and

•	the realization of any risks described under this “Risk Factors” section, or other risks that may materialize in the future.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources, and have a material adverse effect on our business, financial condition, results of operations, and cash flows. There can be no guarantee that our stock price will remain at current levels or that future sales of Common Stock will not be at prices lower than those sold to investors.

Ownership positions of certain of our major stockholders may lead to conflicts of interest and could negatively impact the price of our securities.

The ownership positions of certain affiliated funds of Centerbridge Partners, L.P. (the “Centerbridge Investors”) and certain affiliated funds of Oaktree Capital Management, L.P. (the “Oaktree Investors”) currently, and will following the consummation of this offering of shares of Common Stock and the Repurchase, continue to, represent a significant portion of the total voting power of our outstanding shares. As a result, these two stockholders can significantly influence matters requiring approval by our stockholders. These two stockholders may, from time to time, have interests that differ from other stockholders and either or both may be averse to the interests of other stockholders and the long-term growth prospects of the Company. Furthermore, the Centerbridge Investors and the Oaktree Investors each have, and following the consummation of this offering of shares of Common Stock and the Repurchase are expected to continue to have, the right to designate one director for election to our Board of Directors, which affords them significant influence over all matters requiring approval by our Board of Directors as well. The concentration of ownership of our shares and representation by these stockholders on our Board of Directors may have the effect of delaying, preventing or deterring a change of control of our Company, could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our Company, and consequently may affect the market price of our shares.

Our organizational documents may impede or discourage a takeover, which could deprive our investors of the opportunity to receive a premium on their shares.

Provisions of our third amended and restated certificate of incorporation (our “Certificate of Incorporation”) and our fifth amended and restated bylaws (our “Bylaws”) may make it more difficult for, or prevent a third-party from, acquiring control of us without the approval of our board of directors. These provisions include:

•	empowering only the board of directors to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

•

authorizing the issuance of “blank check” preferred stock with all terms established by the board of directors in its sole discretion without any need for action by stockholders, which could delay or prevent a change in control of the company;

•	establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

Additionally, we are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”) which prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, unless the business combination is approved in accordance with the statute. An interested stockholder includes a person, individually or together with any other interested stockholder, who within the last three years has owned 15% or more of our outstanding voting stock, or who is our affiliate or associate and owned 15% or more of our outstanding voting stock at any time within the three years immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Our Certificate of Incorporation provides for exclusive forum provisions which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes.

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Chancery Court of the State of Delaware shall be, to the fullest extent permitted by law, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL; (d) any action asserting a claim governed by the internal affairs doctrine; or (e) any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. In addition, our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Additionally, the forum selection clause in our certificate of incorporation may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware and the federal district courts of the United States may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

You may be diluted by the future issuance of additional Common Stock in connection with our incentive plans, which could adversely affect our stock price.

We reserved approximately 31,280,476 shares for grant under the Garrett Motion Inc. 2021 Long-Term Incentive, of which 26,418,844 remain available as of May 19, 2025. Any Common Stock that we issue, including under the Garrett Motion Inc. 2021 Long-Term Incentive Plan or other equity incentive plans that we may adopt in the future, as well as under outstanding options or warrants would dilute the percentage ownership held by the investors who purchase Common Stock in this offering.

Except as described under “Underwriting,” we are not restricted from issuing additional shares of Common Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock. As of the date hereof, the Company has an effective registration statement on Form S-3, under which certain of our selling stockholders may conduct offerings and sales of shares of Common Stock from time to time. The issuance of any additional shares of Common Stock or convertible securities could be substantially dilutive to shareholders of our Common Stock.

Moreover, from time to time in the future, we may also issue additional shares of our Common Stock or securities convertible into Common Stock pursuant to a variety of transactions, including acquisitions. Our issuance of additional shares of our Common Stock or securities convertible into our Common Stock would dilute your ownership of us and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our Common Stock.

Future sales, or the perception of future sales, of our Common Stock in the public market could lower our share price.

The market price of our Common Stock could decline as a result of sales of a large number of shares of our Common Stock in the public markets after this offering or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities at a time and at a price that we deem appropriate.

The selling stockholders, our directors and certain of our officers and stockholders have agreed with the underwriters, subject to certain exceptions, not to offer or sell, dispose of or hedge, directly or indirectly, any Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period from the date of this prospectus supplement continuing through the date that is 60 days from the date of this prospectus supplement, except with the prior written consent of the representatives (as defined herein). See “Underwriting” for a description of these lock-up agreements. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock.

We may issue preferred securities, the terms of which could adversely affect the voting power or value of our Common Stock.

Our Certificate of Incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred securities having such powers; designations; preferences; limitations; and relative, participating, optional, or other rights, including preferences over our Common Stock with respect to dividends and other distributions, as our board of directors may determine. The terms of one or more classes or series of preferred securities could adversely affect the voting power or value of our Common Stock. For example, we might grant holders of preferred securities the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred securities could affect the residual value of our Common Stock.

There can be no assurance that we will pay dividends or repurchase shares of our Common Stock under the Share Repurchase Program.

Our Board of Directors has announced that it intends to declare and pay quarterly dividends in an aggregate amount of approximately $50 million during the fiscal year ended December 31, 2025. The actual declaration and payment of any dividend is subject to the approval of our Board of Directors. There can be no assurance that we will declare and pay dividends in the future at any level, or at all. Our ability to pay dividends may be limited by restrictions or limitations on our cash flows, including through restrictions in our debt agreements or our ability to obtain sufficient funds from our subsidiaries, many of which are located outside of the United States. Any declaration and payment of dividends on our Common Stock will depend on our earnings, financial condition, liquidity and capital requirements, the general economic climate, the terms of our equity securities, contractual restrictions, our ability to service our debt obligations and other factors deemed relevant by the Board of Directors from time to time. Many of these factors are beyond our control and a change in these factors could adversely impact our ability to continue paying regular dividends. In addition, the terms of additional debt we incur in the future could, in certain circumstances, limit our ability to pay dividends.

A failure by us to continue paying regular dividends could adversely affect the market price of our Common Stock. In addition, if future cash dividends are not paid, then any return on your investment in our Common Stock will be solely dependent upon the appreciation of the price of our Common Stock on the open market, which may not occur. Accordingly, in such an event, the stockholders may need to sell their shares of our Common Stock to realize a return on their investment, and stockholders may not be able to sell their shares at or above the price they paid for them.

Additionally, our Board of Directors has approved the Share Repurchase Program, pursuant to which we may repurchase up to approximately $250 million of shares of Common Stock from time to time during the fiscal year ended December 31, 2025, $207 million of which remains available as of the date of this prospectus supplement (before giving effect to the Repurchase). The timing, as well as the number and value of shares repurchased under the program, will be determined by the Board of Directors or an authorized committee of the Board of Directors its discretion and will depend on a variety of factors, including our assessment of the intrinsic value of our Common Stock, the market price of our Common Stock, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements, applicable legal requirements, the nature of other investment opportunities available to the Company, and other considerations. The Company is not obligated to purchase any shares under the Share Repurchase Program, and such program may be suspended, modified, or discontinued at any time without prior notice. The Repurchase, once consummated, will reduce the remaining amount available for purchase under the Share Repurchase Plan to $182 million. See “The Repurchase.”

We may pursue mergers or acquisitions, strategic alliances and other inorganic growth opportunities, in the future, which may be unsuccessful and may reduce the market price of our Common Stock that you might otherwise obtain.

We have in the past pursued, and may in the future pursue, mergers or acquisitions, strategic alliances and other inorganic growth opportunities, as part of our future business strategy. In addition, we may finance future acquisitions and other inorganic growth strategies in order to execute such business strategy by issuing Common Stock for some or all of the purchase price, which would dilute the ownership interests of our stockholders. Additionally, such growth strategies may not be successful and announcements related to any such plans, whether or not successful, could have an adverse effect on the market price of the Company’s Common Stock.

We are subject to the economic, political, regulatory, foreign exchange and other risks of our international operations.

We operate within a geographic footprint that emphasizes locating R&D, engineering and manufacturing capabilities in close physical proximity to our customers and in regions with relatively lower costs than more developed markets. This international geographic footprint subjects us to many risks, including those related to: exchange control regulations; wage and price controls; intellectual property protections; antitrust and environmental regulations; employment regulations; data privacy and data protection regulations; foreign investment laws; monetary and fiscal policies and protectionist measures that may prohibit acquisitions or joint ventures, establish local content requirements, or impact trade volumes; import, export and other trade restrictions (such as embargoes) and tariffs; anti-corruption and anti-bribery laws; transactions with state-owned enterprises; nationalization of private enterprises; natural and man-made disasters, hazards and losses; global health risks and pandemics; backlash from foreign labor organizations related to our repositioning actions; violence, civil and labor unrest; acts of terrorism; and our ability to hire and maintain qualified staff and maintain the safety of our employees throughout our operations. For example, certain of the markets in which we operate have adopted increasingly strict data privacy and data protection requirements or may require local storage and processing of data or similar requirements, such as the General Data Protection Regulation (the “GDPR”) in the European Union. The GDPR and similar data protection measures may increase the cost and complexity of our ability to deliver our services to ensure compliance. In addition, due to our position as a market leader in the turbocharger industry in many of the markets in which we operate, we could face allegations of abuse of our market position or of collusion with other market participants, which could result in negative publicity and adverse regulatory action by the relevant authorities, including the imposition of monetary fines, which could adversely affect our financial condition and results of operations.

Trade tensions have in the past, and may in the future, negatively impact our business. We may not be able to mitigate the impacts of any new or higher tariffs, and our business, results of operations and financial position would be materially adversely affected by such tariffs. Further changes in U.S. trade policies, tariffs, taxes, export restrictions or other trade barriers, and any related responses from affected countries to any new or expanded U.S. trade barriers, or restrictions on raw materials or components may limit our ability to produce products, increase our manufacturing costs, decrease our profit margins, reduce the competitiveness of our products, or inhibit our ability to sell products or purchase raw materials or components, which could have a material adverse effect on our business, results of operations and financial condition. For example, the U.S. government has recently imposed new tariffs, and threatened to increase tariffs, on imported products from Mexico, Canada and China, among other countries. Although the impact of these or other tariffs on our business is subject to a number of unknown factors, including the size, effective date and duration of such tariffs, future changes in the scope and nature of the tariffs, any retaliatory responses to such tariffs taken by the target countries, and the effectiveness of any mitigating actions that may be available to us, due to our meaningful operations in China and Mexico, the impact may be significant. These and other instabilities and uncertainties arising from the global geopolitical environment and the recent U.S. elections, along with the cost of compliance with increasingly complex and often conflicting regulations worldwide, can impair our flexibility in modifying product, marketing, pricing or other strategies for growing our businesses, as well as our ability to improve productivity and maintain acceptable operating margins.

Additionally, a significant portion of our revenues and expenses are denominated in currencies other than the U.S. dollar. As a result, we are subject to foreign currency risks and foreign exchange exposure arising from our business operations including, but not limited to, international financing activities between subsidiaries, foreign currency denominated monetary assets and liabilities and transactions arising from international trade. Our results of operations and financial condition have in the past been negatively impacted, and may in the future be negatively impacted, by rapidly fluctuating foreign exchange rates. While we have historically hedged foreign currency exposures and utilized foreign currency exchange forward contracts, we cannot guarantee the future success of such programs. Furthermore, a significant source of the funds attributable to Garrett Motion Inc. are derived from distributions from our non-U.S. subsidiaries. Certain countries in which we operate have adopted or could institute currency exchange controls that limit or prohibit the Company’s local subsidiaries’ ability to convert local currency into U.S. Dollars or to make payments outside the country. This could subject the Company to the risks of local currency devaluation and business disruption. We regularly monitor our foreign currency exchange exposure and often seek to reduce such foreign currency risk through hedging activities; however, foreign exchange hedging activities bear a financial cost and may not always be available to us or be successful in eliminating such volatility.

THE REPURCHASE

Subject to the completion of this offering, we intend to concurrently purchase from the underwriters approximately 2 million of shares of our Common Stock that are the subject of this offering, subject to a maximum aggregate repurchase price of $25 million, at a price per share equal to the price at which the underwriters will purchase the shares from the selling stockholders in this offering (the “Repurchase”).

On December 4, 2024, our board of directors approved a share repurchase program (the “Share Repurchase Program”), pursuant to which the Company is authorized to repurchase, during the fiscal year ended December 31, 2025, up to a maximum amount of $250 million of shares of Common Stock, approximately $207 million of which remains available as of the date of this prospectus supplement (before giving effect to the Repurchase). We may effect these repurchases pursuant to one or more open market or private transactions, including pursuant to a plan that qualifies for the affirmative defense provided by Rule 10b5-1 under the Exchange Act, or pursuant to one or more accelerated share repurchase agreements.

The Repurchase will be made under the Share Repurchase Program. The Repurchase was reviewed and approved by the audit committee of our board of directors and by our board of directors on May 18, 2025 and, once consummated, will reduce the remaining amount available for purchase under the Share Repurchase Program to $182 million. Following the closing of the Repurchase, we intend to hold the shares we purchase from the underwriters in treasury, and those shares of Common Stock will be considered issued but not outstanding. We currently intend to use cash on hand to fund the Repurchase.

The underwriters will not receive any compensation for the shares being purchased by us pursuant to the Repurchase. See “Underwriting.”

The offering is not conditioned upon the completion of the Repurchase. However, the completion of the Repurchase is contingent on the closing of this offering, and therefore the Repurchase will not be consummated unless and until the closing of this offering occurs.

This description and the other information in this prospectus supplement regarding the Repurchase and the Share Repurchase Program are included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement or the accompanying prospectus should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of our Common Stock subject to the Repurchase.

USE OF PROCEEDS

All of the shares of Common Stock being offered hereby are being sold by the selling stockholders identified in this prospectus supplement. The selling stockholders will receive all of the net proceeds from the sale of our Common Stock offered hereby, including any sales by the selling stockholders pursuant to an exercise by the underwriters of their option to purchase additional shares. We will not receive any of the proceeds from the sale of our Common Stock by the selling stockholders.

One-half of the underwriting discounts and commissions applicable to the sale of the Common Stock in this offering will be paid by us, and one-half will be paid by the selling stockholders. Additionally, we will pay all expenses in connection with the offering of the shares of Common Stock to be offered by the selling stockholders under this prospectus supplement. See “Underwriting.”

SELLING STOCKHOLDERS

The following table sets forth information as of May 19, 2025 with respect to the ownership of our shares of Common Stock by the selling security stockholders referred to in the following table, before and after giving effect to this offering and the Repurchase.

The percentages of Common Stock beneficially owned by the selling stockholders are based on (i) prior to the Offering and the Repurchase, 202,484,956 shares of Common Stock outstanding as of May 19, 2025, and (ii) after the Offering and Repurchase, 200,484,956 shares of Common Stock (representing the shares of Common Stock outstanding as of May 19, 2025, less 2 million shares assumed to be repurchased by us in the Repurchase). Beneficial ownership is determined in accordance with the rules of the SEC. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

The following table also provides the maximum number of shares of our Common Stock that may be offered by the selling stockholders pursuant to this prospectus supplement and the number of shares of our Common Stock that will be beneficially owned by the selling stockholders after such an offering, including the Repurchase, assuming the sale of all of the offered shares. Ownership percentages in the table below reflect the percentage of our Common Stock beneficially owned. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares indicated. The selling stockholders are not making any representation that any shares covered by this prospectus supplement will or will not be offered for sale. Information about the selling stockholders may change over time.

	Shares of Common Stock Beneficially Owned Before the Offering and the Repurchase		Shares of Common Stock Offered Hereby Assuming Underwriters’ Option Is Not Exercised	Shares of Common Stock Beneficially Owned After the Offering and the Repurchase Assuming Underwriters’ Option Is Not Exercised		Shares of Common Stock Offered Hereby Assuming Underwriters’ Option Is Exercised	Shares of Common Stock Beneficially Owned After the Offering and the Repurchase Assuming Underwriters’ Option Is Exercised
Name of Selling Stockholder:	Number	Percent	Number	Number	Percent	Number	Number	Percent
CANARY SC MASTER FUND, L.P. (1)	5,048,395	2.5%	628,377	4,420,018	2.2%	772,679	4,275,716	2.1%
CENTERBRIDGE SPECIAL CREDIT PARTNERS III-FLEX, L.P. (2)	23,351,125	11.5%	4,491,033	18,860,092	9.4%	5,164,688	18,186,437	9.1%
CENTERBRIDGE CREDIT PARTNERS MASTER, L.P. (3)	9,795,684	4.8%	1,883,967	7,911,717	3.9%	2,166,562	7,629,122	3.8%
CRESCENT 1, LP (4)	4,882,766	2.4%	1,207,004	3,675,762	1.8%	1,327,009	3,555,757	1.8%
CRS MASTER FUND, L.P. (5)	4,752,798	2.3%	1,166,740	3,586,058	1.8%	1,283,816	3,468,982	1.7%

	Shares of Common Stock Beneficially Owned Before the Offering and the Repurchase		Shares of Common Stock Offered Hereby Assuming Underwriters’ Option Is Not Exercised	Shares of Common Stock Beneficially Owned After the Offering and the Repurchase Assuming Underwriters’ Option Is Not Exercised		Shares of Common Stock Offered Hereby Assuming Underwriters’ Option Is Exercised	Shares of Common Stock Beneficially Owned After the Offering and the Repurchase Assuming Underwriters’ Option Is Exercised
Name of Selling Stockholder:	Number	Percent	Number	Number	Percent	Number	Number	Percent
CYRUS OPPORTUNITIES MASTER FUND II, LTD. (6)	7,935,571	3.9%	1,062,079	6,873,492	3.4%	1,286,481	6,649,090	3.3%
CYRUS SELECT OPPORTUNITIES MASTER FUND, LTD. (7)	1,157,241	*	185,800	971,441	*	217,515	939,726	*
OAKTREE OPPORTUNITIES FUND XB HOLDINGS (DELAWARE), L.P. (8)	2,874,489	1.4%	415,692	2,458,797	1.2%	478,046	2,396,443	1.2%
OAKTREE PHOENIX INVESTMENT FUND, L.P. (9)	1,119,397	*	161,881	957,516	*	186,163	933,234	*
OAKTREE VALUE OPPORTUNITIES FUND HOLDINGS, L.P. (10)	9,174,940	4.5%	1,326,826	7,848,114	3.9%	1,525,850	7,649,090	3.8%
OCM OPPS GTM HOLDINGS, LLC (11)	30,913,991	15.3%	4,470,601	26,443,390	13.1%	5,141,191	25,772,800	12.7%

*	Less than 1%.
(1)

These securities are (1) held by Canary SC Master Fund, L.P., a Cayman limited partnership (“CANM”), as a result of its direct ownership of Common Stock, (2) beneficially owned by Cyrus Capital Partners, L.P., a Delaware limited partnership (“Cyrus Capital Partners”), as the investment manager of CANM, (3) beneficially owned by Cyrus Capital Advisors, L.L.C., a Delaware limited liability company (“Cyrus Capital Advisors”) as the general partner of CANM, (4) beneficially owned by Cyrus Capital Partners GP, L.L.C., a Delaware limited liability company (“Cyrus Capital GP”), as the general partner of Cyrus Capital Partners and the managing member of Cyrus Capital Advisors, and (5) beneficially owned by Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. CANM, Cyrus Capital Partners, Cyrus Capital Advisors, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York 10022.

(2)

CSCP III Cayman GP Ltd. (“CSCP III Cayman GP”) is the general partner of Centerbridge Special Credit Partners General Partner III, L.P. (“Special Credit III GP”), which is the general partner of Centerbridge Special Credit Partners III-Flex, L.P. (“SC III-Flex”), and may be deemed to share beneficial ownership over the securities held of record by SC III-Flex. As the director of CSCP III Cayman GP, Jeffrey H. Aronson may be deemed to share beneficial ownership with respect to the securities held of record by

SC III-Flex. Such persons and entities expressly disclaim beneficial ownership of the securities held of record by SC III-Flex, except to the extent of any proportionate pecuniary interest therein. The address of each of CSCP III Cayman GP, Special Credit III GP, SC III-Flex and Mr. Aronson, respectively, is 375 Park Avenue, 11th Floor, New York, New York 10152.
(3)

Centerbridge Credit GP Investors, L.L.C. (“Credit GP Investors”) is the sole director of Centerbridge Credit Cayman GP, Ltd. (“Credit Cayman GP”), which is the general partner of Centerbridge Credit Partners Offshore General Partner, L.P. (“Credit Partners Offshore GP”), which is the general partner of Centerbridge Credit Partners Master, L.P. (“Credit Partners Master”), and may be deemed to share beneficial ownership over the securities held of record by Credit Partners Master. As the managing member of Credit GP Investors, Jeffrey H. Aronson may be deemed to share beneficial ownership with respect to the securities held of record by Credit Partners Master. Such persons and entities expressly disclaim beneficial ownership of the securities held of record by Credit Partners Master, except to the extent of any proportionate pecuniary interest therein. The address of each of Credit GP Investors, Credit Cayman GP, Credit Partners Offshore GP, Credit Partners Master and Mr. Aronson, respectively, is 375 Park Avenue, 11th Floor, New York, New York 10152.

(4)

These securities are (1) held by Crescent 1, L.P., a Delaware limited partnership (“CRES”), as a result of its direct ownership of Common Stock, (2) beneficially owned by Cyrus Capital Partners, as the investment manager of CRES, (3) beneficially owned by Cyrus Capital Advisors, as the general partner of CRES, (4) beneficially owned by Cyrus Capital GP, as the general partner of Cyrus Capital Partners and the managing member of Cyrus Capital Advisors, and (5) beneficially owned by Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. CRES, Cyrus Capital Partners, Cyrus Capital Advisors, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York 10022.

(5)

These securities are (1) held by CRS Master Fund, L.P., a Cayman Islands limited partnership (“CRSM”), as a result of its direct ownership of Common Stock, (2) beneficially owned by Cyrus Capital Partners, as the investment manager of CRSM, (3) beneficially owned by Cyrus Capital Advisors, as the general partner of CRSM, (4) beneficially owned by Cyrus Capital GP, as the general partner of Cyrus Capital Partners and the managing member of Cyrus Capital Advisors, and (5) beneficially owned by Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. CRSM, Cyrus Capital Partners, Cyrus Capital Advisors, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York 10022.

(6)

These securities are (1) held by Cyrus Opportunities Master Fund II, Ltd., a Cayman Islands limited company (“COFII”), as a result of its direct ownership of Common Stock, (2) beneficially owned by Cyrus Capital Partners, as the investment manager of COFII, (3) beneficially owned by Cyrus Capital GP, as the general partner of Cyrus Capital Partners, and (4) beneficially owned by Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. COFII, Cyrus Capital Partners, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York 10022.

(7)

These securities are (1) held by Cyrus Select Opportunities Master Fund, Ltd, a Cayman Islands limited company (“CSOM”), as a result of its direct ownership of Common Stock, (2) beneficially owned by Cyrus Capital Partners, as the investment manager of CSOM, (3) beneficially owned by Cyrus Capital GP, as the general partner of Cyrus Capital Partners, and (4) beneficially owned by Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. CSOM, Cyrus Capital Partners, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(8)

The sole general partner of Oaktree Opportunities Fund Xb Holdings (Delaware), L.P. is Oaktree Fund GP, LLC. The sole managing member of Oaktree Fund GP, LLC is Oaktree Fund GP I, L.P. The sole general partner of Oaktree Fund GP I, L.P. is Oaktree Capital I, L.P. The sole general partner of Oaktree Capital I, L.P. is Oaktree Capital I GP, LLC. The sole managing member of Oaktree Capital I GP, LLC is Oaktree

Capital Holdings, LLC. Oaktree Capital Holdings, LLC is governed and controlled by its eleven-member board of directors. Each of the foregoing general partners, managing members, and directors, disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein (if any). The address of each of the foregoing is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.
(9)

The sole general partner of Oaktree Phoenix Investment Fund, L.P. is Oaktree Phoenix Investment Fund GP, L.P. The sole general partner of Oaktree Phoenix Investment Fund GP, L.P. is Oaktree Phoenix Investment Fund GP Ltd. The director of Oaktree Phoenix Investment Fund GP Ltd. is Oaktree Capital Management, L.P. The general partner of Oaktree Capital Management, L.P. is Oaktree Capital Management GP, LLC. The sole managing member of Oaktree Capital Management GP, LLC is Oaktree Capital Holdings, LLC. Oaktree Capital Holdings, LLC is governed and controlled by its eleven-member board of directors. Each of the foregoing general partners, managing members, and directors, disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein (if any). The address of each of the foregoing is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(10)

The sole general partner of Oaktree Value Opportunities Fund Holdings, L.P. is Oaktree Value Opportunities Fund GP, L.P. The sole general partner of Oaktree Value Opportunities Fund GP, L.P. is Oaktree Value Opportunities Fund GP Ltd. The director of Oaktree Value Opportunities Fund GP Ltd. is Oaktree Capital Management, L.P. The general partner of Oaktree Capital Management, L.P. is Oaktree Capital Management GP, LLC. The sole managing member of Oaktree Capital Management GP, LLC is Oaktree Capital Holdings, LLC. Oaktree Capital Holdings, LLC is governed and controlled by its eleven-member board of directors. Each of the foregoing general partners, managing members, and directors, disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein (if any). The address of each of the foregoing is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(11)

The sole managing member of OCM Opps GTM Holdings, LLC is Oaktree Fund GP, LLC. The sole managing member of Oaktree Fund GP, LLC is Oaktree Fund GP I, L.P. The sole general partner of Oaktree Fund GP I, L.P. is Oaktree Capital I, L.P. The sole general partner of Oaktree Capital I, L.P. is Oaktree Capital I GP, LLC. The sole managing member of Oaktree Capital I GP, LLC is Oaktree Capital Holdings, LLC. The sole managing member of Oaktree Capital Holdings, LLC is Oaktree Capital Group, LLC. Oaktree Capital Group, LLC is governed and controlled by its eleven-member board of directors. Each of the foregoing general partners, managing members, and directors, disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein (if any). The address of each of the foregoing is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Material Relationships with Selling Stockholders

The selling stockholders are a party to the Registration Rights Agreement, Series A Investor Rights Agreement and Transaction Agreements which provides them with certain governance and other rights. Additionally, the Oaktree entities and the Centerbridge entities each have one director serving on our Board. For more information on the Registration Rights Agreement, Series A Investor Rights Agreement and the Transaction Agreements, please refer to the description of these agreements found in our filings, which are incorporated herein by reference.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of our Common Stock. The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

This discussion addresses only beneficial owners of our Common Stock that hold such Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment) that are Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder’s particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, regulated investment companies, real estate investment trusts, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their securities, insurance companies, tax-exempt entities, Non-U.S. Holders who acquire our Common Stock pursuant to the exercise of employee stock options or otherwise as compensation for their services, Non-U.S. Holders liable for the alternative minimum tax, Non-U.S. Holders that participate in the Repurchase, controlled foreign corporations, passive foreign investment companies, former citizens or former long-term residents of the United States, partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes, persons required to accelerate the recognition of any item of gross income with respect to our Common Stock as a result of such income being included in an applicable financial statement and Non-U.S. Holders that hold our Common Stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income tax (such as U.S. federal estate or gift tax or the Medicare contribution tax on certain net investment income), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the possible application of these taxes.

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of our Common Stock that is an individual, corporation, estate or trust, other than:

•	an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our Common Stock, the tax treatment of a person treated as a partner of such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that, for U.S. federal income tax purposes, are treated as partners in a partnership holding shares of our Common Stock are urged to consult their own tax advisors.

Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our Common Stock.

Distributions

Other than ordinary quarterly dividends, we do not anticipate that we will make any distributions on our Common Stock in the foreseeable future. Distributions of cash or property that we pay in respect of our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our Common Stock. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of your tax basis in our Common Stock, and thereafter will be treated as capital gain. However, except to the extent that we elect (or the paying agent or other intermediary through which you hold your Common Stock elects) otherwise, we (or the paying agent or other intermediary) must generally withhold on the entire distribution, in which case you would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits.

In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, you will be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) certifying your entitlement to benefits under the treaty. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. You are urged to consult your own tax advisor regarding your possible entitlement to benefits under an applicable income tax treaty.

Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our Common Stock unless:

•	the gain is effectively connected with your conduct of a U.S. trade or business, in which case, such gain will be taxed as described in “—U.S. Trade or Business Income” below;

•

you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case you will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources; or

•

we are or have been a “United States real property holding corporation” (a “USRPHC”) under Section 897 of the Code at any time during the period that is the shorter of the five-year period ending on the date of the disposition and your holding period for the Common Stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income discussed below.

In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. If we are determined to be a USRPHC, gain on the sale, exchange or other taxable disposition of our Common Stock will not be subject to tax as U.S. trade or business income under Section 897 of the Code if your holdings (direct and indirect) at all times during the applicable period described in the third bullet point above constituted 5% or less of our Common Stock, provided that our Common Stock was regularly traded on an established securities market during such period. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our Common Stock will be considered to be “U.S. trade or business income” if (A)(i) such income or gain is effectively connected with your conduct of a trade or business within the United States and (ii) if you are eligible for the benefits of an income tax treaty with the United States and such treaty requires, such income or gain is attributable to a permanent establishment (or, if you are an individual, a fixed base) that you maintain in the United States or (B) with respect to gain, we are or have been a USRPHC at any time during the period that is the shorter of the five-year period ending on the date of the disposition of our Common Stock and your holding period for our Common Stock (subject to the 5% ownership exception set forth above in the second paragraph of “—Sale, Exchange or Other Taxable Disposition of Common Stock”). Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided that you comply with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI (or successor form)); instead, you are subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (generally in the same manner as a U.S. person) on your U.S. trade or business income. If you are a corporation, any U.S. trade or business income that you receive may also be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty.

Information Reporting and Backup Withholding

We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to you will generally be exempt from backup withholding if you provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) or otherwise establish an exemption and the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of our Common Stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our Common Stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related financial intermediary”). In the case of the payment of proceeds from the disposition of our Common Stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the beneficial owner is not a U.S. person and the broker has no knowledge to the contrary. You are urged to consult your tax advisor on the application of information reporting and backup withholding in light of your particular circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

FATCA

Pursuant to Section 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities that do not otherwise qualify for an exemption must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party).

More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements or otherwise qualify for an exemption will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax, such as U.S.-source dividends, and, subject to the discussion of proposed Treasury regulations below, gross proceeds from the sale of any equity instruments of U.S. issuers (such as our Common Stock). The FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

FATCA currently applies to dividends made in respect of our Common Stock. The U.S. Department of the Treasury has issued proposed regulations that, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or disposition of stock. In its preamble to the proposed regulations, the U.S. Department of the Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. To avoid withholding on dividends and gross proceeds, as applicable, Non-U.S. Holders may be required to provide the Company (or its withholding agents) with applicable tax forms or other information. Non-U.S. Holders are urged to consult with their own tax advisors regarding the application of the FATCA provisions to them based on their particular circumstances.

UNDERWRITING

Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as representatives of the underwriters of this offering (in such capacity, the “representatives”). Under the terms of an underwriting agreement, among the Company, the selling stockholders and the representatives, on behalf of the several underwriters, each of the underwriters named below has severally agreed to purchase from the selling stockholders the respective number of shares of Common Stock shown opposite its name below, which includes the shares that we intend to repurchase from the underwriters pursuant to the Repurchase, see “Recent Developments—Concurrent Stock Repurchase” and “The Repurchase.”

Underwriters	Number of Shares
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC

Deutsche Bank Securities Inc.

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

RBC Capital Markets, LLC

BofA Securities, Inc.

Stifel, Nicolaus & Company, Incorporated

Total	17,000,000

The underwriters are offering the shares of Common Stock subject to their acceptance of the shares from the selling stockholders and subject to prior sale. The underwriting agreement provides that the underwriters’ obligation to purchase shares of Common Stock depends on the satisfaction of the certain conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the shares of Common Stock offered hereby, if any of the shares are purchased;

•	the representations and warranties made by us and the selling stockholders to the underwriters are true;

•	there is no material change in our business or the financial markets; and

•	customary closing documents, officers’ certificate and legal opinions are delivered to the underwriters.

The underwriters are obligated to take and pay for all of the shares of Common Stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares, as described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Subject to the completion of this offering, we intend to concurrently purchase from the underwriters approximately 2 million of the shares of Common Stock that are the subject of this offering at a price per share equal to the price at which the underwriters will purchase the shares from the selling stockholder in this offering, subject to a maximum aggregate repurchase price of $25 million. See “Recent Developments—Concurrent Stock Repurchase” and “The Repurchase.” The underwriters will not receive any compensation for the shares of Common Stock being purchased by us pursuant to the Repurchase. Following the closing of the Repurchase, we intend to hold the shares we purchase from the underwriters in treasury, and those shares of Common Stock will be considered issued but not outstanding. The offering is not conditioned upon the completion of the Repurchase, but the Repurchase is conditioned on the completion of this offering. See “The Repurchase.”

Option to Purchase Additional Shares

The selling stockholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 2,550,000 additional shares of Common Stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions and the per share amount, if any, of dividends declared by us and payable on the shares purchased by them from us other than by exercise of their option to purchase additional shares but not payable on the shares that are subject to that option.

To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of Common Stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of Common Stock listed next to the names of all underwriters in the preceding table.

Commissions and Discounts

The underwriters initially propose to offer part of the shares of Common Stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the shares of Common Stock, the offering price and other selling terms may from time to time be varied by the representatives. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Certain of the underwriters may sell shares to the public through one or more of the affiliates including as selling agents.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to the selling stockholders. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 2,550,000 shares of our Common Stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses(1)	$	$	$

(1)

One-half of the underwriting discounts and commissions applicable to the sale of the Common Stock in this offering will be paid by us, and one-half will be paid by the selling stockholders. No discounts or commissions are payable to the underwriters in respect of the approximately 2 million shares of our Common Stock being repurchased by us pursuant to the Repurchase.

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $500,000. We have agreed to reimburse the underwriters for certain expenses in connection with this offering, as set forth in the underwriting agreement. In addition, we have agreed to pay certain offering expenses for the selling stockholders incurred in connection with this offering.

Indemnification

We and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

No Sale of Similar Securities

The Company has agreed that, without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, it will not, during the period ending 60 days after the date of this prospectus supplement (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any securities of the Company that are substantially similar to the shares of Common Stock, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise (other than (A) the shares of Common Stock to be sold pursuant to the underwriting agreement or pursuant to employee compensation plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of the underwriting agreement and (B) the issuance by the Company of shares of Common Stock in connection with an acquisition or business combination; provided that the aggregate number of shares of Common Stock issued pursuant to this clause (B) during the Lock-Up Period shall not exceed 5% of the total number of shares of Common Stock issued and outstanding on the Applicable Time (as defined and set forth in the underwriting agreement), and provided further that, in the case of any issuance pursuant to this clause (B), any recipient of the shares of Common Stock shall have executed and delivered to Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC a Lock-Up Agreement (as defined below)).

Pursuant to those certain Lock-Up Agreements, each dated on or about the date of this prospectus supplement (each, a “Lock-Up Agreement”), the Company’s directors, certain of its executive officers and the selling stockholders (collectively, the “Lock-Up Parties”) have agreed that, without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, they will not, and will not cause or direct any of their affiliates to, during the period ending 60 days after the date of this prospectus supplement (the “Lock-Up Period”): (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock, or any options or warrants to purchase any shares of the Company’s Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of the Company’s Common Stock (such shares of Common Stock, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by the Lock-Up Party; (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the Lock-Up Party or someone other than the Lock-Up Party), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of the shares of the Company’s Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”); (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above (clauses (i) through (iv) above, collectively the “Lock-Up Restrictions”).

The Lock-Up Restrictions will not apply, subject in certain cases to various conditions (including the transfer of the Lock-Up Restrictions), to:

•

transfers of shares of Lock-Up Securities (i) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes, (ii) upon death by will, testamentary document or intestate succession, (iii) if the Lock-Up Party is a natural person, to any member of the Lock-Up Party’s immediate family (as defined in each Lock-Up Agreement) or to any trust for the direct or indirect benefit of the Lock-Up Party or the immediate family of the Lock-Up Party or, if the Lock-Up Party is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust, (iv) to a partnership, limited liability company or other entity of which the Lock-Up Party and the immediate family of the Lock-Up Party are the legal and beneficial owner of all of the outstanding equity securities or similar interests, or (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above;

•

if the Lock-Up Party is a corporation, partnership, limited liability company, trust or other business entity, (i) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 of the Securities Act) of the Locked-Up Party, or to any investment fund or other entity which fund or entity is controlling, controlled by, managing or managed by or under common control with the Locked-Up Party or affiliates of the Locked-Up Party; or (ii) as part of a distribution, transfer or disposition by the Lock-Up Party to its stockholders, affiliates, limited partners, general partners, limited liability company members or other equityholders or to the estate of any such stockholders, affiliates, limited partners, general partners, limited liability company members or other equityholders;

•

transfers of shares of Lock-Up Securities by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or other court or regulatory agency order;

•	transfers of shares of Lock-Up Securities to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee;

•

if the Lock-Up Party is not an officer or director of the Company, in connection with a sale of the Lock-Up Party’s shares of Common Stock acquired (i) from the underwriters in the public offering or (ii) in open market transactions after the closing date of the public offering, (x) to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or vest during the Lock-Up Period, including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion or exchange of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible or exchangeable securities, as applicable, each as described in the Registration Statement and this prospectus supplement, provided that any securities received upon such vesting, settlement, exercise or conversion that are not transferred to cover any such tax obligations shall be subject to the terms of a Lock-Up Agreement, (xi) to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the Lock-Up Party and/or its affiliates or any similar arrangement relating to a financing arrangement for the benefit of the Lock-Up Party and/or its affiliates, or (xii) pursuant to a bona fide loan or pledge and/or as a grant or maintenance of a bona fide lien, security interest, pledge or other similar encumbrance (each, a “Pledge”) of any Lock-Up Securities owned by the Lock-Up Party and/or its affiliates to a nationally or internationally recognized financial institution in connection with a loan to the Lock-Up Party and/or its affiliates; provided, however, that, with respect to clauses (xi) and (xii), (1) the Lock-Up Party and its affiliates shall not Pledge Lock-Up Securities resulting in a loan to value in excess of 50%; (2) the Lock-Up Party or the Company, as the case may be, shall provide Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC prior written notice informing them of any public filing, report or announcement made by or on behalf of the Lock-Up Party or the Company with respect thereto, and (3) during the remainder of the Lock-Up Period, there may not be any foreclosure with respect to such Lock-Up Securities; provided, further that (A) in the case of clauses (i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of a Lock-Up Agreement, (C) in the case of clauses (a) (iii), (iv) and (v) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution, and (D) in the case of clauses (a)(i), (ii), (vi), (vii), (viii), (ix) and (x) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clause (a)(i) or (a)(vii) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of a Lock-Up Agreement;

•

enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of the Lock-Up Party’s Lock-Up Securities, if then permitted by the Company; provided that (i) none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period and (ii) no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made (whether by or on behalf of the Lock-Up Party or the Company) regarding, or that otherwise discloses, the establishment of such plan during the Lock-Up Period, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate that none of the securities subject to such plan may be transferred, sold or otherwise disposed of pursuant to such plan until after the expiration of the Lock-Up Period;

•

transfers of Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company (defined in each Lock-Up Agreement), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity); provided that no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the circumstances of such transfer or distribution; provided, further, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Lock-Up Party’s Lock-Up Securities shall remain subject to the provisions of the applicable Lock-Up Agreement; and

•

make any demands or requests for, exercises of any right with respect to, or taking of any action in preparation of, the registration by the Company under the Securities Act of the Lock-Up Securities; provided that no transfer of the Lock-Up Securities registered pursuant to the exercise of any such right shall occur, and no registration statement shall be publicly filed under the Securities Act with respect to any of the Lock-Up Securities, during the Lock-Up Period.

Price Stabilization and Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Common Stock. However, the representatives may engage in transactions that stabilize the price of our Common Stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our Common Stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of Common Stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and the selling group members may engage in passive market making transactions in our Common Stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of our Common Stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Common Stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Listing on Nasdaq

Our Common Stock is listed on Nasdaq under the symbol “GTX”.

Stamp Taxes

If you purchase shares of Common Stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various commercial investment banking and financial advisory services for the Company and its affiliates, for which they may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and/or instruments of the Company, the selling stockholders or any of their respective affiliates. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

In addition, certain affiliates of J.P. Morgan Securities LLC, a representative of this offering, is the administrative agent, joint lead arranger, joint bookrunner and a lender, certain affiliates of Goldman Sachs & Co. LLC, a representative of this offering, is a lender, certain affiliates of Deutsche Bank Securities Inc., a representative of this offering, is a joint lead arranger, joint bookrunner and a lender, certain affiliates of BNP Paribas Securities Corp., a representative of this offering, is a joint lead arranger, joint bookrunner, syndication agent, documentation agent and a lender and certain affiliates of RBC Capital Markets, LLC, a representative of this offering, is a joint lead arranger, joint bookrunner and a lender, in each case, under the Company’s amended and restated five-year credit agreement, dated as of January 30, 2025, by and among the Company, Garrett LX I S.à r.l., Garrett Motion Holdings, Inc., Garrett Motion Sàrl, the borrowers party thereto, JPMorgan Chase Bank, N.A., as the administrative agent, and the other lenders party thereto, and all such affiliates of the respective underwriters have received or may receive in the future customary fees and expenses in connection therewith.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”), no securities have been offered or will be offered pursuant to this offering to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of the securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any of the securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

In the case of any of the securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities offered hereby in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for any of the securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom

None of the securities offered hereby have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities that has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the Financial Services and Markets Act 2000 (the “FSMA”), except that offers of the securities may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

(a)	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the securities shall require us or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. Each person in the United Kingdom who acquires any of the securities in the offering or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any of the securities being offered to a financial intermediary as that term is used in the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities offered hereby in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for any of the securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any person in the United Kingdom who is not a relevant person should not act or rely on the information included in this prospectus supplement and the accompanying prospectus or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this prospectus supplement and the accompanying prospectus relate to may be made or taken exclusively by relevant persons.

Hong Kong

The securities offered hereby have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than:

A.

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

B.

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

C.	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

A.

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

B.

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of securities, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The securities offered hereby have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Switzerland

The securities offered hereby may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the securities or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to this offering, the Company, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities offered hereby.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement and the accompanying prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus, nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement or the accompanying prospectus. The securities to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre, this prospectus supplement and the accompanying prospectus are strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the Dubai International Financial Centre.

Australia

This prospectus supplement and the accompanying prospectus:

•	do not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

have not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The securities offered hereby may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of securities under this prospectus supplement and the accompanying prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Canada

The securities offered hereby may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

In the State of Israel, this prospectus supplement and the accompanying prospectus shall not be regarded as an offer to the public to purchase common shares or pre-funded warrant shares under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the “Addressed Investors”; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions, or the “Qualified Investors.” The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus supplement or the accompanying prospectus or make, distribute or direct an offer to subscribe for our common shares or pre-funded warrant shares to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered common shares and pre-funded warrant shares, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued common shares and pre-funded warrant shares; (iv) that the common shares and pre-funded warrant shares that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

The validity of the shares offered by this prospectus supplement will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Cahill Gordon & Reindel LLP, New York, New York, acted as counsel for the underwriters.

EXPERTS

The financial statements of the Company as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement and the accompanying prospectus, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte SA, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

GARRETT MOTION INC.

138,436,618 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale by the selling security holders identified in this prospectus (the “selling security holders”) of up to 138,436,618 shares of our common stock, par value $0.001 per share (the “Common Stock”). We are not selling any shares of Common Stock and we will not receive any proceeds from the sale of the shares of Common Stock by the selling security holders. We have paid the fees and expenses incident to the registration of the Common Stock for sale by the selling security holders pursuant to the Registration Rights Agreement.

Our registration of the Common Stock covered by this prospectus does not mean that the selling security holders will offer or sell any of the Common Stock. The selling security holders may sell the Common Stock covered by this prospectus in a number of different ways and at varying prices. For information on the possible methods of sale that may be used by the selling security holders, you should refer to the section entitled “Plan of Distribution” beginning on page 22 of this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, including the information incorporated by reference into this prospectus, and any amendments or supplements carefully before you make your investment decision.

Our Common Stock is quoted on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “GTX”. On February 14, 2024, the last reported sale price of our Common Stock was $8.36 per share of Common Stock.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 3 and under similar headings in other documents that are incorporated by reference in this prospectus to read about factors you should consider before buying our Common Stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 15, 2024.

We and the selling security holders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the selling security holders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of Common Stock and the distribution of this prospectus outside the United States.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC, using a “shelf” registration process. Under this shelf registration process, the selling security holders may, from time to time, sell shares of Common Stock in one or more offerings. The registration statement of which this prospectus forms a part, including the exhibits to such registration statement, provides additional information about us and the Common Stock offered pursuant to this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC’s website at www.sec.gov.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context otherwise requires, references in this prospectus to “the Company,” “we,” “our,” and “us” refer to Garrett Motion Inc., a Delaware corporation, and certain of its subsidiaries, unless the context otherwise requires, such as in the sections providing descriptions of the Common Stock offered in this prospectus.

i

THE COMPANY

Overview

We design, manufacture and sell highly engineered turbocharging, air and fluid compression, and high-speed electric motor technologies for original equipment manufacturers and distributors within the mobility and industrial space. We have significant expertise in delivering products at scale for internal combustion engines using gasoline, diesel, natural gas and hydrogen, as well as for zero emission technologies using hydrogen fuel cell systems, both for mobility and industrial use. As our customers continue to progress on electrification, we are applying our technological pillars to develop highly engineered E-Powertrain and E-Cooling compressor products to support their ambition. These products are key enablers for fuel economy, energy efficiency, thermal management, and compliance with emissions standards and overall greenhouse gas and other emission reduction targets. Our comprehensive portfolio of turbocharger, electric-boosting, fuel-cell and connected vehicle technologies is supported by our five research and development centers, 11 close-to-customer engineering centers and 13 manufacturing sites, which are strategically located around the world. We also sell our technologies in the global aftermarket through our distribution network of more than 300 distributors covering 165 countries.

Corporate Information

Our Common Stock is quoted on Nasdaq under the ticker symbol “GTX”. Our principal executive offices are located at La Pièce 16, Rolle, Switzerland 1180, and our telephone number is +41 21 695 30 00. Our website address is www.garrettmotion.com. Neither our website nor any information contained on our website is part of this prospectus.

THE OFFERING

Issuer	Garrett Motion Inc., a Delaware corporation.

Shares of Common Stock offered by the selling security holders	138,436,618 shares of Common Stock.

Common Stock outstanding	238,256,506 shares of Common Stock as of February 13, 2024.

Selling security holders	Certain holders of our securities prior to our emergence from bankruptcy, including investment funds and other entities. See “Selling Security Holders” for further discussion.

Use of proceeds	We will not receive any proceeds from the sale of Securities by the selling security holders in this offering. See “Use of Proceeds.”

Risk factors	Investing in our Common Stock involves risks. You should read carefully the “Risk Factors” section of this prospectus for a discussion of factors that you should carefully consider before deciding to invest in shares of our Common Stock.

Nasdaq ticker symbol for Common Stock	“GTX.”

RISK FACTORS

An investment in the Common Stock involves a high degree of risk. You should carefully consider each of the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our Common Stock could decline materially and you could lose all or part of your investment.

The risks included in this prospectus and the documents we have incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 (as amended, the “Securities Act”) and Section 21E of the Securities Exchange Act. All statements other than statements of historical fact contained or incorporated by reference in this prospectus, including without limitation statements regarding our future results of operations and financial position, expectations regarding the growth of the turbocharger and electric vehicle markets and other industry trends, the sufficiency of our cash and cash equivalents, anticipated sources and uses of cash, anticipated investments in our business, our business strategy, pending litigation, anticipated interest expense, and the plans and objectives of management for future operations and capital expenditures are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements contained or incorporated by reference in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the dates of such statements and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described in the section titled “Risk Factors” herein and in our other filings with the SEC.

You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements and by the cautionary statements appearing in the documents incorporated by reference herein. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

The selling security holders will receive all of the net proceeds from the sale of our Common Stock offered hereby. We will not receive any of the proceeds from the sale of our Common Stock by the selling security holders.

SELLING SECURITY HOLDERS

This prospectus relates to the offering for resale from time to time, in one or more offerings, of up to an aggregate of 138,436,618 shares of Common Stock owned by the selling security holders.

The shares of Common Stock were obtained by the selling security holders named below pursuant to the Plan (as defined below) or upon the conversion of securities obtained pursuant thereto. We are registering the Common Stock pursuant to the Registration Rights Agreement, as described under “Description of Capital Stock.”

The selling security holders may from time to time offer and sell pursuant to this prospectus any or all of the Common Stock owned by them, but make no representation that any of the Common Stock will be offered for sale.

The table below presents information regarding the selling security holders and the Common Stock that the selling security holders may offer and sell from time to time under this prospectus.

The following table sets forth:

•	the name of each selling security holder;

•	the number of shares of Common Stock beneficially owned by each selling security holder, prior to the sale of the Common Stock covered by this prospectus;

•	the number of shares of Common Stock, that may be offered by each selling security holder for sale pursuant to this prospectus;

•	the number of shares of Common Stock beneficially owned by each selling security holder, following the sale of all of such selling security holder’s Common Stock covered by this prospectus; and

•	the percentage of Common Stock beneficially owned by each selling security holder following the sale of all of such selling security holder’s Common Stock covered by this prospectus.

All information with respect to selling security holders’ beneficial ownership of Common Stock has been furnished by or on behalf of the selling security holders and is as of the date of this prospectus. We have not sought to independently verify any information furnished by or on behalf of the selling security holders. We believe, based on information supplied by the selling security holders, that except as may otherwise be indicated in the footnotes to the table below, the selling security holders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by them. Because the selling security holders identified in the table may sell some or all of the shares of Common Stock owned by them which is included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the selling security holders upon termination of this offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock it holds in transactions exempt from the registration requirements of the Securities Act after the date on which the selling security holders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling security holders will sell all of the shares of Common Stock beneficially owned by them that is covered by this prospectus, but will not sell any other shares of Common Stock that they may presently own. The percent of beneficial ownership for the selling security holders is based on 238,256,506 shares of our Common Stock outstanding as of February 13, 2024.

The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated Common Stock and has not pledged any such Common Stock as security.

Selling security holder information for any additional selling security holders, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling security holders’ shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of the selling security holders and the number of shares registered on their behalf. Any of the selling security holders may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Name of Selling Security Holder	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Number of Shares of Common Stock Beneficially Owned Being Registered for Sale Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering(2)	Percentage of Shares of Common Stock Beneficially Owned After Offering(2)
CANARY SC FUND LP (3)	3,483,216	3,483,216	—	—
CANARY SC MASTER FUND LP (4)	1,565,179	1,565,179	—	—
CENTERBRIDGE PARTNERS, L.P. (on behalf of its affiliates) (5)	39,559,672	39,559,672	—	—
CRESCENT 1 LP (6)	5,207,421	5,207,421	—	—
CRS MASTER FUND LP (7)	1,434,594	1,434,594	—	—
CYR FUND LP (8)	3,996,407	3,996,407	—	—
CYRUS 1740 FUND LP (9)	676,128	676,128	—	—
CYRUS 1740 MASTER FUND LP (10)	264,724	264,724	—	—
CYRUS OPPORTUNITIES MASTER FUND II LTD (11)	11,423,831	11,423,831	—	—
CYRUS SELECT OPPORTUNITIES MASTER FUND II LP (12)	149,111	149,111	—	—
CYRUS SELECT OPPORTUNITIES MASTER FUND LTD (13)	1,321,543	1,321,543	—	—
OAKTREE OPPORTUNITIES FUND XB HOLDINGS (DELAWARE), L.P. (14)	2,874,489	2,874,489	—	—
OAKTREE PHOENIX INVESTMENT FUND, L.P. (15)	1,119,397	1,119,397	—	—
OAKTREE VALUE OPPORTUNITIES FUND HOLDINGS, L.P. (16)	9,174,940	9,174,940	—	—
OCM OPPS GTM HOLDINGS, LLC (17)	30,913,991	30,913,991	—	—
PETERSON CAPITAL INVESTORS LLC (18)	5,953	5,953	—	—
PJ A CAPITAL LLC (19)	29,037	29,037	—	—
SESSA CAPITAL MASTER LP (20)	25,236,985	25,236,985	—	—

*	Less than 1%.
(1)	Includes shares of Common Stock that are owned by the applicable selling security holder but not being registered.

(2)

Assumes the sale of all shares of Common Stock being registered for sale pursuant to this prospectus by the selling security holders and assumes the selling security holders do not acquire beneficial ownership of any additional shares of Common Stock. The selling security holders are not obligated to sell any of the shares of Common Stock covered by this prospectus.

(3)

These securities are (1) held by Canary SC Fund, L.P., a Delaware limited partnership (“CANLP”), as a result of its direct ownership of Common Stock, (2) beneficially owned by Cyrus Capital Partners, L.P., a Delaware limited partnership (“Cyrus Capital Partners”), as the investment manager of CANLP, (3) beneficially owned by Cyrus Capital Advisors, L.L.C., a Delaware limited liability company (“Cyrus Capital Advisors”), as the general partner of CANLP, (4) beneficially owned by Cyrus Capital Partners GP, L.L.C., a Delaware limited liability company (“Cyrus Capital GP”), as the general partner of Cyrus Capital Partners and the managing member of Cyrus Capital Advisors, and (5) beneficially owned by Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. CANLP, Cyrus Capital Partners, Cyrus Capital Advisors, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(4)

These securities are (1) held by Canary SC Master Fund, L.P., a Cayman limited partnership (“CANM”), as a result of its direct ownership of Common Stock, (2) beneficially owned by Cyrus Capital Partners, as the investment manager of CANM, (3) beneficially owned by Cyrus Capital Advisors, as the general partner of CANM, (4) beneficially owned by Cyrus Capital GP, as the general partner of Cyrus Capital Partners and the managing member of Cyrus Capital Advisors, and (5) beneficially owned by Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. CANM, Cyrus Capital Partners, Cyrus Capital Advisors, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(5)

CSCP III Cayman GP Ltd. (“CSCP III Cayman GP”) is the general partner of Centerbridge Special Credit Partners General Partner III, L.P. (“Special Credit III GP”), which is the general partner of Centerbridge Special Credit Partners III-Flex, L.P. (“SC III-Flex”), and may be deemed to share beneficial ownership over the securities held of record by SC III-Flex. As the director of CSCP III Cayman GP, Jeffrey H. Aronson may be deemed to share beneficial ownership with respect to the securities held of record by SC III-Flex. Such persons and entities expressly disclaim beneficial ownership of the securities held of record by SC III-Flex, except to the extent of any proportionate pecuniary interest therein. The address of each of CSCP III Cayman GP, Special Credit III GP, SC III-Flex and Mr. Aronson, respectively, is 375 Park Avenue, 11th Floor, New York, New York 10152. Centerbridge Credit GP Investors, L.L.C. (“Credit GP Investors”) is the sole director of Centerbridge Credit Cayman GP, Ltd. (“Credit Cayman GP”), which is the general partner of Centerbridge Credit Partners Offshore General Partner, L.P. (“Credit Partners Offshore GP”), which is the general partner of Centerbridge Credit Partners Master, L.P. (“Credit Partners Master”), and may be deemed to share beneficial ownership over the securities held of record by Credit Partners Master. As the managing member of Credit GP Investors, Jeffrey H. Aronson may be deemed to share beneficial ownership with respect to the securities held of record by Credit Partners Master. Such persons and entities expressly disclaim beneficial ownership of the securities held of record by Credit Partners Master, except to the extent of any proportionate pecuniary interest therein. The address of each of Credit GP Investors, Credit Cayman GP, Credit Partners Offshore GP, Credit Partners Master and Mr. Aronson, respectively, is 375 Park Avenue, 11th Floor, New York, New York 10152.

(6)

These securities are (1) held by Crescent 1, L.P., a Delaware limited partnership (“CRES”), as a result of its direct ownership of Common Stock, (2) beneficially owned by Cyrus Capital Partners, as the investment manager of CRES, (3) beneficially owned by Cyrus Capital Advisors, as the general partner of CRES, (4) beneficially owned by Cyrus Capital GP, as the general partner of Cyrus Capital Partners and the managing member of Cyrus Capital Advisors, and (5) beneficially owned by Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. CRES, Cyrus Capital Partners, Cyrus Capital Advisors, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(7)

These securities are (1) held by CRS Master Fund, L.P., a Cayman Islands limited partnership (“CRSM”), as a result of its direct ownership of Common Stock, (2) beneficially owned by Cyrus Capital Partners, as the investment manager of CRSM, (3) beneficially owned by Cyrus Capital Advisors, as the general partner of CRSM, (4) beneficially owned by Cyrus Capital GP, as the general partner of Cyrus Capital Partners and the managing member of Cyrus Capital Advisors, and (5) beneficially owned by Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. CRSM, Cyrus Capital Partners, Cyrus Capital Advisors, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(8)

These securities are (1) held by CYR Fund, L.P., a Delaware limited partnership (“CYR”), as a result of its direct ownership of Common Stock, (2) beneficially owned by Cyrus Capital Partners, as the investment manager of CYR, (3) beneficially owned by Cyrus Capital Advisors, as the general partner of CYR, (4) beneficially owned by Cyrus Capital GP, as the general partner of Cyrus Capital Partners and the managing member of Cyrus Capital Advisors, and (5) beneficially owned by Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. CYR, Cyrus Capital Partners, Cyrus Capital Advisors, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(9)

These securities are (1) held by Cyrus 1740 Fund, L.P., a Delaware limited partnership (“C1740LP”), as a result of its direct ownership of Common Stock, (2) beneficially owned by Cyrus Capital Partners, as the investment manager of C1740LP, (3) beneficially owned by Cyrus Capital Advisors, as the general partner of C1740LP, (4) beneficially owned by Cyrus Capital GP, as the general partner of Cyrus Capital Partners and the managing member of Cyrus Capital Advisors, and (5) beneficially owned by Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. C1740LP, Cyrus Capital Partners, Cyrus Capital Advisors, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(10)

These securities are (1) held by Cyrus 1740 Master Fund, L.P., a Cayman Islands limited partnership (“C1740M”), as a result of its direct ownership of Common Stock, (2) beneficially owned by Cyrus Capital Partners, as the investment manager of C1740M, (3) beneficially owned by Cyrus Capital Advisors, as the general partner of C1740M, (4) beneficially owned by Cyrus Capital GP, as the general partner of Cyrus Capital Partners and the managing member of Cyrus Capital Advisors, and (5) beneficially owned by Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. C1740M, Cyrus Capital Partners, Cyrus Capital Advisors, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(11)

These securities are (1) held by Cyrus Opportunities Master Fund II, Ltd., a Cayman Islands limited company (“COFII”), as a result of its direct ownership of Common Stock, (2) beneficially owned by Cyrus Capital Partners, as the investment manager of COFII, (3) beneficially owned by Cyrus Capital GP, as the general partner of Cyrus Capital Partners, and (4) beneficially owned by Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. COFII, Cyrus Capital Partners, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(12)

These securities are (1) held by Cyrus Select Opportunities Master Fund II, L.P., a Cayman Islands limited partnership (“CSOM2”), as a result of its direct ownership of Common Stock, (2) beneficially owned by Cyrus Capital Partners, as the investment manager of CSOM2, (3) beneficially owned by Cyrus Capital Advisors, as the general partner of CSOM2, (4) beneficially owned by Cyrus Capital GP, as the general partner of Cyrus Capital Partners and the managing member of Cyrus Capital Advisors, and (5) beneficially owned by Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. CSOM2, Cyrus Capital Partners, Cyrus Capital Advisors, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.
(13)

These securities are (1) held by Cyrus Select Opportunities Master Fund, Ltd, a Cayman Islands limited company (“CSOM”), as a result of its direct ownership of Common Stock, (2) beneficially owned by Cyrus Capital Partners, as the investment manager of CSOM, (3) beneficially owned by Cyrus Capital GP, as the general partner of Cyrus Capital Partners, and (4) beneficially owned by Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. CSOM, Cyrus Capital Partners, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(14)

The sole general partner of Oaktree Opportunities Fund Xb Holdings (Delaware), L.P. is Oaktree Fund GP, LLC. The sole managing member of Oaktree Fund GP, LLC is Oaktree Fund GP I, L.P. The sole general partner of Oaktree Fund GP I, L.P. is Oaktree Capital I, L.P. The sole general partner of Oaktree Capital I, L.P. is OCM Holdings I, LLC. The sole managing member of OCM Holdings I, LLC is Oaktree Holdings, LLC. The sole managing member of Oaktree Holdings, LLC is Oaktree Capital Group, LLC. Oaktree Capital Group, LLC is governed and controlled by its eleven-member board of directors. Each of the foregoing general partners, managing members, and directors, disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein (if any). The address of each of the foregoing is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(15)

The sole general partner of Oaktree Phoenix Investment Fund, L.P. is Oaktree Phoenix Investment Fund GP, L.P. The sole general partner of Oaktree Phoenix Investment Fund GP, L.P. is Oaktree Phoenix Investment Fund GP Ltd. The director of Oaktree Phoenix Investment Fund GP Ltd. is Oaktree Capital Management, L.P. The general partner of Oaktree Capital Management, L.P. is Oaktree Capital Management GP, LLC. The sole managing member of Oaktree Capital Management GP, LLC is Atlas OCM Holdings, LLC. Atlas OCM Holdings, LLC is governed and controlled by its eleven-member board of directors. Each of the foregoing general partners, managing members, and directors, disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein (if any). The address of each of the foregoing is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(16)

The sole general partner of Oaktree Value Opportunities Fund Holdings, L.P. is Oaktree Value Opportunities Fund GP, L.P. The sole general partner of Oaktree Value Opportunities Fund GP, L.P. is Oaktree Value Opportunities Fund GP Ltd. The director of Oaktree Value Opportunities Fund GP Ltd. is Oaktree Capital Management, L.P. The general partner of Oaktree Capital Management, L.P. is Oaktree Capital Management GP, LLC. The sole managing member of Oaktree Capital Management GP, LLC is Atlas OCM Holdings, LLC. Atlas OCM Holdings, LLC is governed and controlled by its eleven-member board of directors. Each of the foregoing general partners, managing members, and directors, disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein (if any). The address of each of the foregoing is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(17)

The sole managing member of OCM Opps GTM Holdings, LLC is Oaktree Fund GP, LLC. The sole managing member of Oaktree Fund GP, LLC is Oaktree Fund GP I, L.P. The sole general partner of Oaktree Fund GP I, L.P. is Oaktree Capital I, L.P. The sole general partner of Oaktree Capital I, L.P. is OCM Holdings I, LLC. The sole managing member of OCM Holdings I, LLC is Oaktree Holdings, LLC. The sole managing member of Oaktree Holdings, LLC is Oaktree Capital Group, LLC. Oaktree Capital Group, LLC is governed and controlled by its eleven-member board of directors. Each of the foregoing general partners, managing members, and directors, disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein (if any). The address of each of the foregoing is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(18)

These securities are beneficially owned by (1) held by Peterson Capital Investors, LLC, a Delaware limited liability company (“PCIN”), as a result of its direct ownership of shares of Common Stock and Series A Preferred Stock, (2) beneficially owned by Cyrus Capital Partners, as the investment manager of PCIN, (3) beneficially owned by Cyrus Capital GP, as the general partner of Cyrus Capital Partners, and (4)

beneficially owned by Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. PCIN, Cyrus Capital Partners, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is c/o Cyrus Capital Partners, L.P. 65 East 55th Street, 35th Fl, New York, NY 10022.
(19)

These securities are beneficially owned by (1) held by PC Investors III, L.PPJ A Capital LLC., a Delaware limited partnership liability company (“PCI3PJA”), as a result of its direct ownership of shares of Common Stock and Series A Preferred Stock, (2) beneficially owned by Cyrus Capital Partners, as the investment manager of PCI3PJA, (3) beneficially owned by Cyrus Capital GP, as the general partner of Cyrus Capital Partners, and (4) beneficially owned by Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. PCI3PJA, Cyrus Capital Partners, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(20)

These securities are beneficially owned by (1) Sessa Capital (Master), L.P., a Cayman Islands exempted limited partnership (“Sessa Capital”), as a result of its direct ownership of Common Stock, (2) Sessa Capital GP, LLC, a Delaware limited liability company (“Sessa Capital GP”), as a result of being the sole general partner of Sessa Capital, (3) Sessa Capital IM, L.P., a Delaware limited partnership (“Sessa IM”), as a result of being the investment adviser for Sessa Capital, (4) Sessa Capital IM GP, LLC, a Delaware limited liability company (“Sessa IM GP”), as a result of being the sole general partner of Sessa IM, and (5) John Petry, as a result of being the manager of Sessa Capital GP and Sessa IM GP. Sessa Capital, Sessa Capital GP, Sessa IM, Sessa IM GP and Mr. Petry disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 888 Seventh Avenue, 30th Floor, New York, New York, 10019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with the Selling Security Holders

Except as disclosed below, none of the selling security holders has had any material relationships with the Company within the past three years.

On September 20, 2020, the Company and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions seeking relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), to pursue a Chapter 11 plan of reorganization, which were jointly administered under the caption “In re Garrett Motion Inc., 20-12212” (the “Chapter 11 cases”). On April 26, 2021, the Debtors filed the proposed Amended Joint Plan of Reorganization (as amended, modified, or supplemented from time to time, the “Plan”), which was confirmed by the Bankruptcy Court on April 26, 2021, and on April 30, 2021 (the “Effective Date”), the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 cases.

Pursuant to the Plan and the Amended and Restated Plan Support Agreement, dated as of March 9, 2021, by and among the Company and the other parties thereto (“PSA”), the Investor Rights Agreement (as defined below) and the Certificate of Designations for the Company’s previously-outstanding mandatorily redeemable series B preferred stock of the Company (the “Series B Preferred Stock”), following the Effective Date, each of the Centerbridge Investors and the Oaktree Investors (each as defined below) had the right to appoint three directors to the Board, and Honeywell International Inc. (“Honeywell”), as holder of the Series B Preferred Stock, had the right to appoint one director to the Board. Accordingly, immediately following the Effective Date, the Board was comprised of (i) Steven Silver (who serves as Senior Managing Director of Centerbridge Partners, L.P.), Julia Steyn and Robert Shanks, each of whom was designated by Centerbridge, (ii) Steven Tesoriere (who serves as Co-Portfolio Manager and Managing Director at Oaktree Capital Management, L.P.), Daniel Ninivaggi and D’aun Norman, each of whom was designated by Oaktree, (iii) John Petry (who founded Sessa Capital IM, L.P. (“Sessa Capital”) in 2012 and currently serves as its Managing Principal), who was designated by the Additional Investors (as defined in the PSA), and (iv) Darius Adamczyk (who then served as CEO of Honeywell), who was designated by Honeywell International Inc. (“Honeywell”). On September 30, 2021, Tina Pierce, Vice President and Chief Financial Officer of Honeywell’s Performance Materials and Technologies segment, replaced Mr. Adamczyk as Honeywell’s designee on the Board, and on June 28, 2022, Honeywell ceased to have the right to nominate a director to the Board upon the completion by the Company of the redemption of the Series B Preferred Stock. On January 22, 2023, Kevin Mahony, Managing Director at Centerbridge Partners L.P., replaced Mr. Silver as one of Centerbridge’s designees on the Board. On January 9, 2024, Mr. Petry resigned from the Board. Furthermore, following the execution of the Transaction Agreements (as defined below), each of Centerbridge and Oaktree have the right to designate only one member of the Board (such designees currently being Messrs. Tesoriere and Mahony, respectively), and no other person has the right to designate any members of our Board. Except as set forth above, the selling security holders are not directors, officers or employees of ours or affiliates of such persons.

Related Party Transactions

Second Amended and Restated Plan Support Agreement

On March 9, 2021, we entered into the PSA with Centerbridge, Oaktree, Honeywell and certain other investors and parties, which, on aggregate, held (at the time of the transactions in question) more than 5% of our registered securities, pursuant to which the Company agreed to reimburse such parties for their professional fees and expenses, subject to an interim cap on certain expenses of $25 million prior to the Company’s emergence from bankruptcy. Pursuant to the PSA, the Company reimbursed such investors and parties, who on aggregate beneficially owned 264,350,147 shares of our Common Stock and 225,464,670 shares of the Series A cumulative convertible preferred stock of the Company (the “Series A Preferred Stock”) as of the Effective Date. As described below, there were no shares of Series A Preferred Stock outstanding following the completion of the

Conversion (as defined below), and on July 26, 2023, the Company filed a certificate with the Secretary of State of the State of Delaware effecting the retirement and elimination of the Series A Preferred Stock.

Replacement Equity Backstop Commitment Agreement

On March 9, 2021, we entered into a Replacement Equity Backstop Commitment Agreement (the “BCA”) with certain investors and parties, which, on aggregate, held (at the time of the transactions in question) more than 5% of our registered securities, pursuant to which the Company agreed to reimburse certain parties for all reasonable and documented out-of-pocket fees and expenses for all attorneys, accountants, other professionals, advisors and consultants incurred by those security holders or their affiliates in connection with the Company’s bankruptcy, subject to an interim cap of $25 million. Pursuant to the PSA and BCA, the Company reimbursed such investors and parties, who on aggregate beneficially owned 264,350,147 shares of our Common Stock and 225,464,670 shares of Series A Preferred Stock as of the Effective Date, in an aggregate amount of approximately $73.4 million.

Registration Rights Agreement

Pursuant to the Plan, we entered into a Registration Rights Agreement, effective as of the Effective Date (the “Registration Rights Agreement”) with certain holders of the Common Stock and Series A Preferred Stock (the “Registration Rights Holders”), pursuant to which the Registration Rights Holders have certain registration rights (including shelf, demand and piggyback registration rights) with respect to the Common Stock, which rights are subject to customary procedures, conditions and limitations.

Pursuant to the Registration Rights Agreement, we were obligated to provide notice to the Accredited Investor Eligible Holders (as defined in the Registration Rights Agreement) that they were (i) able to become parties to the Registration Rights Agreement and (ii) participate in the Shelf Registration Statement (the “Shelf Notice”). The Company agreed to use its reasonable best efforts to file with the SEC a Shelf Registration Statement (as defined in the Registration Rights Agreement) covering the resale of all of the Registrable Securities on a continuous basis as promptly as practicable following the Effective Date (taking into account the need to provide Accredited Investor Eligible Holders a reasonable opportunity to respond to the Shelf Notice (as defined below) and in any event no later than 30 days following the Effective Date). As promptly as practicable thereafter, the Company agreed to use its reasonable best efforts to cause such Shelf Registration Statement to become effective on the earliest date practicable. The registration statement of which this prospectus forms a part constitutes such Shelf Registration Statement.

At any time following the Effective Date, any Registration Rights Holders who, directly or indirectly, together with their respective affiliates, have beneficial ownership of at least 7.5% of the then issued and outstanding shares of Common Stock (such Registration Rights Holders, the “Required Investors”), may request registration of all or any portion of the Registrable Securities beneficially owned by such Required Investors on Form S-1 or, if available, on Form S-3 (each, a “Demand Registration”). Unless there is a currently effective Shelf Registration Statement covering such Registrable Securities, the Company will effect such Demand Registration by filing with the SEC a registration statement within (i) 60 days in the case of a registration statement on Form S-1 and (ii) 30 days in the case of a registration statement on Form S-3. The aggregate number of Demand Registrations on Form S-1 that may be requested by the Required Investors shall not exceed four; the Required Investors may request an unlimited number of Demand Registrations on Form S-3.

The relevant Required Investors may request to effectuate any offering of Registrable Securities by means of an underwritten offering, provided that the aggregate gross proceeds of such public offering are expected to be at least $50 million. The Company will not be required to effect more than one underwritten offering in any 90-day period.

In the event the Company proposes to file a Shelf Registration Statement with respect to any offering of its equity securities, the Company will give written notice of such proposed filing to the Registration Rights Holders as soon as practicable (but in no event less than five business days prior to the proposed date of public filing of such shelf), and such notice shall offer the Registration Rights Holders the opportunity to register under such registration statement the resale of such number of Registrable Securities as each such Registration Rights Holder may request in writing (a “Piggyback Registration”). If the Company proposes to file a registration statement that is not a Shelf Registration Statement with respect to any offering of its equity securities, the Company will give written notice of such proposed filing to certain of the Registration Rights Holders (the “Piggyback Eligible Investors”), and such notice shall offer the Piggyback Eligible Investors the opportunity to make a Piggyback Registration. If the Company proposes to undertake an underwritten offering pursuant to a registration statement for which there was a Piggyback Registration, the Piggyback Eligible Investors may be entitled to participate in such underwritten offering, subject to customary “cutback” provisions in certain circumstances.

If requested by the managing underwriter or underwriters in the event of any underwritten public offering of equity securities by the Company, each holder of Registrable Securities participating in such sale agrees, as a condition to such holder’s participation in the offering, to execute a lock-up agreement, which will provide for restrictions on transferring the Company’s capital stock as specified in the Registration Rights Agreement. Additionally, in connection with any underwritten public offering of Registrable Securities and upon the request of the managing underwriter or underwriters, the Company will agree not to effect any public sale or distribution of any Lock-Up Securities (as defined in the Registration Rights Agreement).

The Registration Rights Agreement includes customary indemnification provisions. The Company will be responsible for its own expenses associated with the performance of its obligations under the Registration Rights Agreement and certain fees and expenses of legal counsel to the relevant Registration Rights Holders. Except as described in the preceding sentence, the Registration Rights Holders will bear their own expenses, including any underwriting discounts, selling commissions and transfer taxes applicable to any sale of Registrable Securities.

The Registration Rights Agreement will automatically terminate upon the later of (i) the expiration of the Shelf Period (as defined in the Registration Rights Agreement) and (ii) at such time as no Registrable Securities remain outstanding.

Investor Rights Agreement

On April 30, 2021, we entered into that certain Series A Investor Rights Agreement (as amended, amended and restated or otherwise modified from time to time, including by the Transaction Agreements (as defined below), the “Investor Rights Agreement”) with Centerbridge Credit Partners Master, L.P. (“Centerbridge Credit”), Centerbridge Special Credit Partners III-Flex, L.P. (“Centerbridge Special Credit” and, together with Centerbridge Credit, the “Centerbridge Investors”), OCM Opps GTM Holdings, LLC (“OCM Opps”), Oaktree Value Opportunities Fund Holdings, L.P. (“Oaktree Value”), Oaktree Phoenix Investment Fund, L.P. (“Oaktree Phoenix”) and Oaktree Opportunities Fund Xb Holdings (Delaware), L.P. (“Oaktree Opportunities” and, together with OCM Opps, Oaktree Value and Oaktree Phoenix, the “Oaktree Investors”) and certain other investors party thereto including an affiliate of Sessa Capital (the “Additional Investors”), pursuant to which, subject to certain thresholds for beneficial share ownership, the Centerbridge Investors and the Oaktree Investors each had the right to designate three directors to our Board and the Additional Investors had the right to designate one director to our Board, subject to each party’s continuing ownership of certain amounts of the Company’s equity securities.

Pursuant to the Transaction Agreements, the Centerbridge Investors and the Oaktree Investors each agreed to limit its board designation rights under the Investor Rights Agreement to one (1) designee. Furthermore, this number will be reduced to zero (0) for the Centerbridge Investors, on the one hand, and the Oaktree Investors, on the other hand, at such time as it and its affiliates beneficially own less than 10% of the outstanding shares of voting securities of the Company on an as-converted basis.

Consultant Fee Letter

On April 26, 2021, we entered into a Consultant Fee Reimbursement Letter with Oaktree and its consultant (the “Fee Letter”). The Fee Letter was executed in order to document our agreement to (a) reimburse, pursuant to the PSA, Oaktree’s reasonable and documented fees and expenses incurred in its retention of the consultant in connection with the transactions contemplated by the PSA up to $112,500 and (b) facilitate Oaktree’s arrangements with the consultant to provide a co-investment opportunity in shares of Series A Preferred Stock with an aggregate subscription price of approximately $250,000, which Oaktree otherwise would have been entitled to acquire pursuant to the PSA.

Capital Transformation Transactions

On April 13, 2023, we announced that we had entered into separate transaction agreements with the Centerbridge Investors and the Oaktree Investors to effect a series of integrated transactions designed to increase the attractiveness of the Company to investors, including by simplifying our capital structure through a conversion of all shares of the Series A Preferred Stock into shares of Common Stock, which was completed on June 20, 2023.

The transactions contemplated by the transaction agreements (collectively, the “Transaction Agreements”) were determined to be fair to and in the best interests of the Company and the holders of the Company’s Common Stock by an independent committee consisting of members of the Board who were disinterested with respect to the Series A Preferred Stock (the “Preferred Conversion Committee”), and by the full Board.

Series A Repurchases

Pursuant to the Transaction Agreements, we repurchased approximately $570 million of shares of Series A Preferred Stock from the Centerbridge Investors and the Oaktree Investors, including approximately $280 million of shares from the Centerbridge Investors and approximately $290 million of shares from the Oaktree Investors at a price of $8.177 per share of Series A Preferred Stock (together, the “Series A Repurchases”).

As holders of Series A Preferred Stock, the Centerbridge Investors and the Oaktree Investors received the dividends and other amounts payable as described in “—Second Amended and Restated Certificate of Designations; Conversion” below. In addition, pursuant to the Transaction Agreements, at the closing of the Series A Repurchases, the Centerbridge Investors and the Oaktree Investors also received an aggregate of $10,064,071 in cash and 7,276,036 shares of Common Stock, which represented the accrued and unpaid dividends and additional amounts that such entities would have received upon the conversion of the repurchased shares of Series A Preferred Stock (if they had held such shares on the conversion date).

Second Amended and Restated Certificate of Designations; Conversion

To effect the conversion into shares of Common Stock of all shares of Series A Preferred Stock that were not repurchased, the Board approved an amendment and restatement to the Certificate of Designations for the Series A Preferred Stock in effect as of the date of the Transaction Agreements (as so amended and restated, the “Second Amended and Restated Certificate of Designations”). Pursuant to the Transaction Agreements, the Centerbridge Investors and the Oaktree Investors each delivered to the Company an irrevocable written consent approving and adopting the Second Amended and Restated Certificate of Designations. Upon its effectiveness on June 6, 2023, the Second Amended and Restated Certificate of Designations suspended the potential occurrence of an “Automatic Conversion Event” (as defined therein) and required us to cause a conversion of all shares of Series A Preferred Stock into shares of Common Stock when the Series A Repurchases were completed (the “Conversion”). The Conversion was completed on June 20, 2023. In connection with the Conversion, each holder of Series A Preferred Stock as of the Conversion received (x) one (1) share of Common Stock for each share of Series A Preferred Stock then held, and (y) an amount equal to the amount of accrued and unpaid dividends on the Series A Preferred Stock plus an additional amount that represents the dividends on the Series A Preferred Stock that would have accrued through September 30, 2023 (collectively, the “2023 Conversion Additional Payment Amount”). The 2023 Conversion Additional Payment Amount per share was comprised of $0.144375 in cash, and approximately 0.104379 shares of Common Stock (representing $0.853509 in accrued and unpaid dividends per share of Common Stock, valued at $8.177 per share), subject to adjustment to avoid the issuance of fractional shares of Common Stock.

Investor Rights and Limitations

From the date of the Transaction Agreements, the Centerbridge Investors and the Oaktree Investors and their respective controlled affiliates became subject to certain additional limitations on their investor rights, which include, among other things, an agreement (i) not to acquire beneficial ownership of additional shares of the Company’s equity securities if it would result in the Centerbridge Investors or the Oaktree Investors, as applicable, together with its respective controlled affiliates, beneficially owning more than 15% of the outstanding voting securities of the Company on an as-converted basis, and (ii) to vote any shares held in excess of 18% in the manner voted by holders who beneficially own less than 18% of the Company’s voting securities. These limitations will terminate on the earliest to occur of (i) October 12, 2024, (ii) the commencement of an unsolicited tender offer for a majority of the voting securities of the Company, or (iii) any insolvency or bankruptcy of the Company.

Lock-Up

Pursuant to the Transaction Agreements, the Centerbridge Investors and the Oaktree Investors each agreed to lock-up provisions with respect to the shares of the Company’s equity securities that they and their affiliates beneficially own. The lock-up provisions restrict the Centerbridge Investors and the Oaktree Investors from (i) directly or indirectly transferring or disposing of any of their shares, (ii) entering into certain transactions that transfer or dispose of their economic or other interests in such shares, or (iii) publicly disclosing any intention to do either of the foregoing. The lock-up restrictions were released with respect to 50% of the shares beneficially owned by the Centerbridge Investors and the Oaktree Investors and their respective affiliates on November 27, 2023 (the “Lock-Up Trigger Date”), and will be released with respect to all of the shares beneficially owned by the Centerbridge Investors and the Oaktree Investors and their respective affiliates on November 27, 2024. The lock-up restrictions are subject to exceptions, including transfers made with the prior written consent of the Company and the approval of the Preferred Conversion Committee, as well as customary exceptions for transfers in connections with tender offers, certain other fundamental transactions, and the grant of proxies in connection with annual or special meetings of the Company.

Share Repurchase Program

The Board previously announced an increase in our share repurchase program, to an aggregate amount of $250 million (as amended from time to time, the “Share Repurchase Program”). Pursuant to the Share Repurchase Program, we were able to purchase shares of Series A Preferred Stock or Common Stock on a discretionary basis in open market transactions, privately negotiated purchases and other transactions from time to time, on terms satisfactory to the Preferred Conversion Committee in its reasonable discretion. The Share Repurchase Program expired on December 31, 2023. Pursuant to the Transaction Agreements, neither the Centerbridge Investors nor the Oaktree Investors were able to sell or tender securities that are subject to the lock-up provisions described above in any transaction that was part of the Share Repurchase Program without the prior written consent of the Preferred Conversion Committee.

Additional Terms and Conditions

The Transaction Agreements contain customary representations and warranties of the Company and the Centerbridge Investors and the Oaktree Investors. Pursuant to the Transaction Agreements, we have agreed that, if we amend, waive or grant any consent under the Transaction Agreement with the Centerbridge Investors, on the one hand, or the Transaction Agreement with the Oaktree Investors, on the other, before or on April 12, 2024, we will offer the same amendment, waiver or consent to the Oaktree Investors or the Centerbridge Investors, respectively.

Policy on Related Party Transactions

Our Board has adopted written policies and procedures (the “Policy”) for the review, approval and ratification of any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) (each, a “Related Person Transaction”) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any “Related Person” had, has or will have a direct or indirect material interest. Under the Policy, a “Related Person” includes (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, executive officer or a nominee to become a director of the Company; (ii) any person (or group) who is the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or of which any of the foregoing persons is a general partner or principal, or in which such person occupies a similar position, or in which such person has a 10% or greater beneficial ownership interest.

Prior to entering into any Related Person Transaction, the Related Person must provide notice to our General Counsel of the facts and circumstances of the proposed Related Person Transaction. The Policy calls for the proposed transaction to be assessed by the General Counsel and, if determined to be a Related Person Transaction, submitted to the Audit Committee for its consideration at the next Audit Committee meeting or, if the General Counsel, in consultation with the Chief Executive Officer or Chief Financial Officer, determines that it is not practicable or desirable to wait until the next Audit Committee meeting, to the Chair of the Audit Committee.

The Audit Committee or Chair of the Audit Committee, as applicable, will review and consider all the relevant facts and circumstances available, including but not limited to:

•	the benefits to the Company of the proposed transaction;

•

the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; and

•

the availability of other sources for comparable products or services, the terms of the transaction including their fairness to the Company, and the terms available to unrelated third parties or to employees generally.

The Audit Committee (or the Chair of the Audit Committee) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company, as the Audit Committee (or its Chair) determines in good faith. From time to time, the Audit Committee shall review certain previously approved or ratified Related Person Transactions that remain ongoing in nature.

The Policy also deems certain transactions to be pre-approved or ratified under its terms, even if such transactions will exceed $120,000, including Related Person Transactions involving competitive bids, certain employment relationships or transactions approved by the Compensation Committee of the Board or another group of independent directors.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our capital stock that we may offer under this prospectus. This summary describes the material features of our capital stock in effect as of the date hereof. It may not contain all the information that is important to you. For the complete terms of our Common Stock and preferred stock, please refer to our Certificate of Incorporation and Bylaws, which are incorporated by reference into the registration statement which includes this prospectus. The Delaware General Corporation Law (“DGCL”) may also affect the terms of these securities.

Authorized Capitalization

Under the Certificate of Incorporation, the Company’s authorized capital stock consists of 2,200,000,000 shares of capital stock, consisting of (i) 1,000,000,000 shares of Common Stock and (ii) 1,200,000,000 shares of preferred stock, par value $0.001 per share. As of February 13, 2024, the Company had 238,256,506 issued and outstanding shares of Common Stock. Additionally, approximately 24 million shares of Common Stock are reserved for issuance in connection with equity awards that may be granted pursuant to the Company’s management equity compensation plan adopted by the Board on May 25, 2021.

Common Stock

Dividends

Holders of shares of the Common Stock are entitled to receive dividends when, as and if declared by the Board at its discretion out of funds legally available for that purpose, subject to the preferential rights of any preferred stock that may be outstanding. The timing, declaration, amount and payment of future dividends will depend on the Company’s financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that the Board deems relevant.

Additionally, the Credit Agreement includes restrictions on the Company’s ability to pay dividends or make distributions on, or redeem or otherwise acquire, shares of its Common Stock, in each case subject to certain exceptions and carve-outs.

Voting

The holders of the Common Stock are entitled to one vote for each share held of record on all matters on which stockholders generally are entitled to vote. Except as otherwise required by law, holders of Common Stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any Certificates of Designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon.

Subject to the rights of any outstanding series of preferred stock, directors will be elected by a majority of the votes cast, provided that, in contested elections, directors will be elected by a plurality of the validly cast votes represented in person or by proxy with respect to the election. There are no cumulative voting rights for the election of directors.

Other Rights

Subject to the preferential liquidation rights of any preferred stock that may be outstanding, upon the Company’s liquidation, dissolution or winding-up, the holders of the Common Stock are entitled to share ratably in the Company’s assets legally available for distribution to stockholders.

Fully Paid

The issued and outstanding shares of the Common Stock are fully paid and non-assessable. Any additional shares of Common Stock that the Company may issue in the future will also be fully paid and non-assessable.

The holders of the Common Stock do not have redemption rights or conversion rights, or preemptive rights or preferential rights to subscribe for shares of the Company’s capital stock.

Anti-Takeover Protections

Certain provisions in the Certificate of Incorporation and the Bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage certain types of transactions that may involve an actual or threatened change of control.

Removal

Subject to the rights of holders of any one or more series of preferred stock, the Certificate of Incorporation provides that (i) any director may be removed with or without cause and (ii) the removal of any director, with or without cause, will require the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of all classes and series of capital stock generally entitled to vote in the election of directors of the Company.

Blank Check Preferred Stock

The Certificate of Incorporation authorizes the Board to designate and issue, without any further vote or action by the stockholders, out of the unissued shares of preferred stock, series of preferred stock and, with respect to such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. The ability to issue such preferred stock could discourage potential acquisition proposals and could delay or prevent a change in control.

Stockholder Action by Written Consent

Subject to the rights of the holders of any outstanding series of preferred stock, any action required or permitted to be taken by the holders of any class or series of stock of the Company may be taken only upon the vote of stockholders at annual or special meetings duly called and may not be taken by written consent of the stockholders.

Special Stockholder Meetings

The Certificate of Incorporation and the Bylaws provide that a special meeting of stockholders may only be called by the affirmative vote of a majority of the Board, the Chairman of the Board, the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President) of the Company. Each special meeting shall be held at such date, time and place either within or without the State of Delaware, or by means of remote communication, as may be determined by the Board and as specified in the notice of meeting. Except as described herein, stockholders may not call or request special meetings of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Bylaws establish advance notice procedures for stockholder proposals to be brought before an annual meeting of the Company’s stockholders and proposed nominations of persons for election to the Board to be brought before an annual or special meeting of the stockholders. Although the Bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. The Certificate of Incorporation does not provide for cumulative voting.

Amendments to Certificate of Incorporation and Bylaws

The DGCL provides that the affirmative vote of holders of a majority of a company’s voting stock then outstanding is required to amend such company’s certificate of incorporation unless the company’s certificate of incorporation provides a higher threshold, and our Certificate of Incorporation does not provide for a higher threshold. The Certificate of Incorporation provides that the By-Laws may be amended by the Board or by the affirmative vote of holders of at least a majority of the combined voting power of the then-outstanding shares of the Company’s capital stock entitled generally to vote in the election of directors of the Company, voting together as a single class. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this the Certificate of Incorporation, the DGCL, or a Certificate of Designations setting forth the terms of such series of preferred stock.

Section 203 of the DGCL

The Company is subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder.

Limitation on Liability of Directors and Indemnification of Directors and Officers

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and the Certificate of Incorporation includes such an exculpation provision. The Bylaws and Certificate of Incorporation include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director, officer or agent of the Company, or for serving at the Company’s request as a director, officer or agent at another corporation or enterprise, as the case may be. The Bylaws and Certificate of Incorporation also provide that the Company must indemnify and advance reasonable expenses to the Company’s directors, officers and employees, subject to receipt of an undertaking from the indemnified party as may be required under the DGCL. The Bylaws expressly authorize the Company to carry directors’ and officers’ insurance to protect the Company, its directors, officers and employees for some liabilities.

Exclusive Forum

The Certificate of Incorporation provides, in all cases to the fullest extent permitted by law, that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery located within the

State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors, officers or other employees or stockholders to the Company or its stockholders, any action asserting a claim arising pursuant to the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery located in the State of Delaware, any action asserting a claim governed by the internal affairs doctrine or any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. However, if the Court of Chancery within the State of Delaware does not have jurisdiction, the action may be brought in any other state or federal court located within the State of Delaware.

In addition, the Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act shall be the federal district courts of the United States.

Nothing in the Certificate of Incorporation precludes stockholders that assert claims under the Exchange Act, from bringing such claims in federal court to the extent that the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law.

Although the Certificate of Incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Equiniti Trust Company.

Listing

The Common Stock is listed on the Nasdaq Global Select Market under the ticker symbol “GTX.”

PLAN OF DISTRIBUTION

We are registering the offer and sale by the selling security holders of an aggregate of 138,436,618 shares of Common Stock. Our registered Common Stock trade on Nasdaq under the symbol “GTX.”

The shares of Common Stock being registered for offer and sale are currently owned by the selling security holders. The selling security holders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Common Stock or interests in Common Stock received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Common Stock or interests in Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling security holders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling security holder to sell a specified number of such shares at a stipulated price per share;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	distributions of the shares by any selling security holder to its partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Stock, from time to time, under this prospectus. The selling security holders also may transfer the Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling security holders may also sell Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The selling security holders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling security holders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling security holders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Common Stock to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling security holders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been sold pursuant to and in accordance with the registration statement or with another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (2) the date on which each of the selling security holders holding shares covered by such registration statement no longer holds its Registrable Securities (as defined in the Registration Rights Agreement).

There can be no assurance that the selling security holders will sell any or all of the Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the Common Stock offered hereby have been passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte SA, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to our Common Stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the Common Stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of this contract, agreement or other document and are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

We file annual, quarterly and current reports and other information with the SEC (File No. 001-38636) pursuant to the Exchange Act. The SEC maintains a website that contains these and other reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. Our filings are also available to the public on our website at www.garrettmotion.com, free of charge. Information on our website does not constitute part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means we can disclose important information to you without actually including the specific information in this prospectus by referring to those documents. The information incorporated by reference is an important part of this prospectus.

If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document. We incorporate by reference the documents listed below.

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 15, 2024;

•	our Current Reports on Form 8-K filed on January 12, 2024 (with respect to each of the foregoing, excluding any information furnished pursuant to Item 2.02 or Item 7.01);

•	our Definitive Proxy Statement on Schedule 14A filed on April 14, 2023; and

•

the description of our Common Stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act on May 3, 2021, and all amendments or reports filed for the purpose of updating that description, including our Current Reports on Form 8-K filed on April  14, 2023 and December  7, 2023, and our Definitive Information Statement on Schedule 14C filed on May 15, 2023.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or that can be accessed through our website (http://www.garrettmotion.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning us at the following address:

Garrett Motion Inc.

Attention: Corporate Secretary

La Pièce 16, Rolle, Switzerland 1180

Phone: +41 21 695 30 00

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. The selling securityholders are not making an offer of the Common Stock in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize, any pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in a document incorporated by reference (including documents deemed to be incorporated by reference) into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Garrett Motion Inc.

Shares of Common Stock

PROSPECTUS SUPPLEMENT

(*in alphabetical order)

Goldman Sachs & Co. LLC*

J.P. Morgan*

Deutsche Bank Securities

Wells Fargo Securities

BNP PARIBAS

BofA Securities

RBC Capital Markets

Stifel

    , 2025